EXHIBIT 10(s)

                 RECEIVABLES PURCHASE AGREEMENT

                  Dated as of December 28, 2000

                              Among

                      AIRBORNE CREDIT, INC.

                          as the Seller

                               and

                     AIRBORNE EXPRESS, INC.

                         as the Servicer

                               and

              BLUE RIDGE ASSET FUNDING CORPORATION

                        as the Purchaser

                               and

                       WACHOVIA BANK, N.A.

                   as the Administrative Agent

                 RECEIVABLES PURCHASE AGREEMENT

     THIS RECEIVABLES PURCHASE AGREEMENT, dated as of December
28, 2000 is entered into by and among:

     (a)  Airborne Credit, Inc., a Virginia corporation
("Seller"),

     (b)  Airborne Express, Inc., (the "Originator") a Delaware
corporation, as initial Servicer ("Servicer", the Servicer
together with Seller, the "Seller Parties" and each, a "Seller
Party"),

     (c)  Blue Ridge Asset Funding Corporation, a Delaware
corporation ("Blue Ridge"), and

     (d)  Wachovia Bank, N.A., as administrative agent for Blue
Ridge and its assigns under the Transaction Documents and under the Liquidity Agreement (together with its successors and assigns in such capacity, the "Administrative Agent").

     Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in
Exhibit I.

                     PRELIMINARY STATEMENTS

     Seller desires to transfer and assign Receivable Interests from time to time.

     Blue Ridge shall purchase Receivable Interests from Seller from time to time either by issuing its Commercial Paper or by availing itself of a Liquidity Funding to the extent available.

     Wachovia Bank, N.A. has been requested and is willing to act as Administrative Agent on behalf of Blue Ridge and its assigns in accordance with the terms hereof.

                            ARTICLE I

                      PURCHASE ARRANGEMENTS

     Section 1.1    Purchase Facility.

     (a)  Upon the terms and subject to the conditions of this
Agreement (including, without limitation, Article VI), from time to time prior to the Facility Termination Date, Seller may
request that Blue Ridge purchase from Seller undivided ownership interests in the Receivables and the associated Related Security and Collections, and Blue Ridge shall make such Purchase;
provided that no Purchase shall be made by Blue Ridge if, after giving effect thereto, either (i)the Aggregate Invested Amount would exceed the Purchase Limit, or (ii) the aggregate of the
Receivable Interests would exceed 100%.  It is the intent of Blue
Ridge to fund the Purchases by the issuance of Commercial Paper.
If for any reason Blue Ridge is unable, or determines that it is undesirable, to issue Commercial Paper to fund or maintain its investment in the Receivable Interests, or is unable for any reason to repay such Commercial Paper upon the maturity thereof,
Blue Ridge will avail itself of a Liquidity Funding to the extent available.  If Blue Ridge funds or refinances its investment in a
Receivable Interest through one or more Liquidity Fundings,
commencing on the date of such Liquidity Funding, in lieu of paying CP Costs on the Invested Amount pursuant to Article III hereof, Seller will pay Yield thereon at the Alternate Base Rate or the Eurodollar Rate (Reserve Adjusted), selected in accordance with Article IV hereof.  Nothing herein shall be deemed to
constitute a commitment of Blue Ridge to issue Commercial Paper.

     (b)  Seller may, upon at least 30 Business Days' notice to the Administrative Agent, terminate in whole or reduce in part, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $10,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof).

     Section 1.2    Incremental Purchases.

     Seller shall provide the Administrative Agent with at least two (2) Business Days' prior written notice in a form set forth as Exhibit II hereto of each Incremental Purchase (each, a
"Purchase Notice").  Each Purchase Notice shall be subject to
Section 6.2 hereof and, except as set forth below, shall be
irrevocable (subject to the proviso below) and shall specify the requested Purchase Price (which shall not be less than $1,000,000 or a larger integral multiple of $100,000) and the Purchase Date
(which, in the case of any Incremental Purchase after the initial
Purchase hereunder, shall only be on a Settlement Date).
Following receipt of a Purchase Notice, the Administrative Agent will determine whether Blue Ridge will fund the requested
Incremental Purchase through the issuance of Commercial Paper or through a Liquidity Funding; provided, however that if the
Administrative Agent shall determine that Blue Ridge will fund such Incremental Purchase through a Liquidity Funding, it shall notify the Seller of such determination and the Seller may cancel such Purchase Notice.  On each Purchase Date, upon satisfaction of the applicable conditions precedent set forth in Article VI, unless otherwise instructed in the applicable Purchase Notice
Blue Ridge shall deposit to the Facility Account an amount equal to the requested Purchase Price.

     Section 1.3    Decreases.

     Seller shall provide the Administrative Agent with prior
written notice in conformity with the Required Notice Period (a
"Reduction Notice") of any proposed reduction of Aggregate
Invested Amount.  Such Reduction Notice shall designate (a) the date (the "Proposed Reduction Date") upon which any such
reduction of Aggregate Invested Amount shall occur (which date shall give effect to the applicable Required Notice Period), and
(b) the amount of Aggregate Invested Amount to be reduced, which shall be applied to reduce the Invested Amount of Receivable
Interests selected by the Administrative Agent (the "Aggregate
Reduction").  Only one (1) Reduction Notice shall be outstanding at any time.

     Section 1.4    Deemed Collections; Purchase Limit.

     (a)  If on any day:

          (i)  the Outstanding Balance of any Receivable is
     reduced as a result of any defective, rejected or returned goods or services, any cash discount or any other adjustment by the Servicer, the Originator or any Affiliate thereof, or as a result of any tariff or other governmental or
     regulatory action, or

          (ii) the Outstanding Balance of any Receivable is
     reduced or canceled as a result of a setoff in respect of
     any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction),
     or

          (iii)     the Outstanding Balance of any Receivable is
     reduced on account of the obligation of the Seller, the
     Servicer, the Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

          (iv) the Outstanding Balance of any Receivable is less
     than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other
     than receipt of Collections or such Receivable becoming a
     Defaulted Receivable), or

          (v)  any of the representations or warranties of Seller
     set forth in Section 5.1(g), (i), (j), (r), (s), (t) or (u)
     were not true when made with respect to any Receivable, or

          (vi) any Receivable is repurchased by the Originator
     pursuant to the Receivables Sale Agreement,

then, on such day, Seller shall (x) be deemed to have received a
Collection of such Receivable (A) in the case of clauses (i)-(iv)
above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and
(B) in the case of clause (v) above, in the amount of the
Outstanding Balance of such Receivable as of the date on which such representation or warranty was made and (y) pay to the
Administrative Agent's Account the amount of any such Collection deemed to have been received on the date such Collection is so deemed to have been received.

     (b)  Seller shall ensure that the Aggregate Invested Amount at no time exceeds the lesser of (i) the Net Pool Balance and
(ii) the Purchase Limit.  If at any time the Aggregate Invested
Amount exceeds the Purchase Limit, Seller shall pay to the
Administrative Agent not later than two (2) Business Days after the first day such excess exists an amount to be applied to
reduce the Aggregate Invested Amount (as allocated by the
Administrative Agent), such that after giving effect to such payment the Aggregate Invested Amount is less than or equal to the Purchase Limit.

     (c)  Seller shall also ensure that the Receivable Interests shall at no time exceed in the aggregate 100%.  If the aggregate of the Receivable Interests exceeds 100%, Seller shall pay to the
Administrative Agent not later than two (2) Business Days after the first day such excess exists an amount to be applied to
reduce the Aggregate Invested Amount (as allocated by the
Administrative Agent), such that after giving effect to such payment the aggregate of the Receivable Interests equals or is less than 100%.

     Section 1.5    Payment Requirements and Computations.

     All amounts to be paid or deposited by any Seller Party
pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 2:00
p.m. (New York time)] on the day when due in immediately
available funds, and if not received before 2:00 p.m. (New York time)] shall be deemed to be received on the next succeeding
Business Day.  If such amounts are payable to the Administrative
Agent for the account of Blue Ridge, they shall be paid to the
Administrative Agent's Account, for the account of Blue Ridge until otherwise notified by the Administrative Agent.  Upon
notice to Seller, the Administrative Agent may debit the Facility
Account for all amounts due and payable hereunder.  All
computations of CP Costs, Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed.  If any amount
hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                           ARTICLE II

                    PAYMENTS AND COLLECTIONS

     Section 2.1    Payments of Recourse Obligations.

     Seller hereby promises to pay the following (collectively, the "Recourse Obligations"):

     (a)  all amounts due and owing under Section 1.3 or 1.4 on the dates specified therein;

     (b)  the fees set forth in the Fee Letter on the dates
specified therein;

     (c)  all accrued and unpaid Yield on the Receivable
Interests accruing Yield at the Alternate Base Rate or the
Default Rate on each Settlement Date applicable thereto;

     (d)  all accrued and unpaid Yield on the Receivable
Interests accruing Yield at the Eurodollar Rate (Reserve
Adjusted), on the last day of each Tranche Period applicable thereto;

     (e)  all accrued and unpaid CP Costs on the Receivable
Interests funded with Commercial Paper on each Settlement Date;
and

     (f)  all Broken Funding Costs and Indemnified Amounts upon demand.

     Section 2.2    Collections Prior to the Facility Termination
Date.

     (a)  Prior to the Facility Termination Date, any Deemed
Collections received by the Servicer and Blue Ridge's Portion of any Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2.  If at any time any Collections are received by the Servicer prior to the Facility Termination Date, Seller
hereby requests and Blue Ridge hereby agrees to make subject to the terms and conditions set forth in the Agreement,
simultaneously with such receipt, a reinvestment (each, a
"Reinvestment") with Blue Ridge's Portion of the balance of each and every Collection received by the Servicer such that after giving effect to such Reinvestment, the Invested Amount of such
Receivable Interest immediately after such receipt and
corresponding Reinvestment shall be equal to the amount of
Invested Amount immediately prior to such receipt.

     (b)  On each Settlement Date prior to the Facility
Termination Date, the Servicer shall remit to the Administrative
Agent's Account the amounts set aside during the preceding
Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with
Section 2.1) to the Aggregate Unpaids in the order specified:

     first, ratably to the payment of all accrued and unpaid CP
Costs, Yield and Broken Funding Costs (if any) that are then due and owing,

     second, to the accrued and unpaid Servicing Fee (so long as
Servicer is not the Originator or an Affiliate of the Originator)

     third, ratably to the payment of all accrued and unpaid fees under the Fee Letter (if any) that are then due and owing,

     fourth, if required under Section 1.3 or 1.4, to the ratable reduction of Aggregate Invested Amount,

     fifth, for the ratable payment of all other unpaid Recourse
Obligations, if any, that are then due and owing,

     sixth, to the accrued and unpaid Servicing Fee (so long as
Servicer is the Originator or an Affiliate of the Originator)

     seventh, the balance, if any, to Seller or otherwise in
accordance with Seller's instructions.

     Section 2.3    Application of Collections.

     On the Facility Termination Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the Secured
Parties, all Collections received on each such day.  On and after the Facility Termination Date, the Servicer shall, on each
Settlement Date and on each other Business Day specified by the
Administrative Agent (a) remit to the Administrative Agent's
Account the amounts set aside pursuant to the immediately
preceding sentence, and (b) apply such amounts to reduce the
Aggregate Unpaids as follows:

     first, to the reimbursement of the Administrative Agent's
costs of collection and enforcement of this Agreement,

     second, ratably to the payment of all accrued and unpaid CP
Costs, Yield and Broken Funding Costs,

     third, to the accrued and unpaid Servicing Fee (so long as the Servicer is not the Originator or an Affiliate of the
Originator);

     fourth, ratably to the payment of all accrued and unpaid
fees under the Fee Letter,

     fifth, to the ratable reduction of Aggregate Invested
Amount,

     sixth, for the ratable payment of all other Aggregate
Unpaids,

     seventh, to the accrued and unpaid Servicing Fee (so long as the Servicer is the Originator or an Affiliate of the
Originator); and

     eighth, after the Final Payout Date, to Seller.

     Section 2.4    Payment Recission.

     No payment of any of the Aggregate Unpaids shall be
considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is
rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason.  Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the
Administrative Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus interest thereon at the Default Rate from the date of any such recission, return or refunding.

     Section 2.5    Clean Up Call.

     In addition to Seller's rights pursuant to Section 1.3,
Seller shall have the right (after providing written notice to the Administrative Agent in accordance with the Required Notice
Period), at any time following the reduction of the Aggregate
Invested Amount to a level that is less than 10.0% of the
original Purchase Limit, to repurchase all, but not less than all, of the then outstanding Receivable Interests.  The purchase price in respect thereof shall be an amount equal to the
Aggregate Unpaids through the date of such repurchase, payable in immediately available funds to the Administrative Agent's
Account.  Such repurchase shall be without representation,
warranty or recourse of any kind by, on the part of, or against
Blue Ridge or the Administrative Agent.

                           ARTICLE III

                    COMMERCIAL PAPER FUNDING

     Section 3.1    CP Costs.

     Seller shall pay CP Costs with respect to the Invested
Amount of all Receivable Interests funded through the issuance of
Commercial Paper.  Each Receivable Interest that is funded with
Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the Invested
Amount in respect of such Receivable Interest represents in
relation to all assets held by Blue Ridge and funded
substantially with related Pooled Commercial Paper.

     Section 3.2    Calculation of CP Costs.

     Not later than the 3rd Business Day immediately preceding
each Monthly Reporting Date, Blue Ridge shall calculate the
aggregate amount of CP Costs applicable to its Receivable
Interests for the Calculation Period then most recently ended and shall notify Seller of such aggregate amount.

     Section 3.3    CP Costs Payments.

     On each Settlement Date, Seller shall pay to the
Administrative Agent (for the benefit of Blue Ridge) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the
Invested Amount of all Receivable Interests funded with
Commercial Paper for the Calculation Period then most recently ended in accordance with Article II.

     Section 3.4    Default Rate.

     From and after the occurrence of an Amortization Event, all
Receivable Interests shall accrue Yield at the Default Rate.

                           ARTICLE IV

                       LIQUIDITY FUNDINGS

     Section 4.1    Liquidity Fundings.

     Prior to the occurrence of an Amortization Event, the
outstanding Invested Amount of each Receivable Interest funded with a Liquidity Funding shall accrue Yield for each day during its Tranche Period at either the Eurodollar Rate (Reserve
Adjusted) or the Alternate Base Rate in accordance with the terms and conditions hereof.  Until Seller gives the required notice to the Administrative Agent of another Yield Rate in accordance with
Section 4.4, the initial Yield Rate for any Receivable Interest funded with a Liquidity Funding shall be the Alternate Base Rate
(unless the Default Rate is then applicable).  If any undivided interest in a Receivable Interest initially funded with
Commercial Paper is sold to the Liquidity Banks pursuant to the
Liquidity Agreement, such undivided interest in such Receivable
Interest shall be deemed to have a Tranche Period commencing on the date of such sale.

     Section 4.2    Yield Payments.

     On the Settlement Date for each Receivable Interest that is funded with a Liquidity Funding, Seller shall pay to the
Administrative Agent (for the benefit of the Liquidity Banks) an aggregate amount equal to the accrued and unpaid Yield thereon for the entire Tranche Period of each such Liquidity Funding in accordance with Article II.

     Section 4.3    Selection and Continuation of Tranche
Periods.

     (a)  Tranche Periods for the Receivable Interests funded
with Liquidity Fundings shall be selected from time to time (i)
prior to the occurrence of an Amortization Event, by Seller with consultation from (and approval by) the Administrative Agent provided that if at any time any Liquidity Funding is
outstanding, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date and (ii) from and after the occurrence of an Amortization Event, by the
Administrative Agent;

     (b)  The Administrative Agent or, prior to the occurrence of an Amortization Event, Seller (with the consent of the
Administrative Agent), upon notice to the other received at least three (3) Business Days prior to the end of a Tranche Period (the
"Terminating Tranche") for any Liquidity Funding, may, effective on the last day of the Terminating Tranche:  (i) divide any such
Liquidity Funding into multiple Liquidity Fundings, (ii) combine any such Liquidity Funding with one or more other Liquidity
Fundings that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Liquidity
Funding with a new Liquidity Funding to be made by the Liquidity
Banks on the day such Terminating Tranche ends.

     Section 4.4    Liquidity Funding Yield Rates.

     Subject to Sections 4.5 and 4.6, Seller may select the
Eurodollar Rate (Reserve Adjusted) or the Alternate Base Rate for
each Liquidity Funding.  Seller shall by 12:00 noon (New York time):  (a) at least three (3) Business Days prior to the
expiration of any Terminating Tranche with respect to which the
Eurodollar Rate (Reserve Adjusted) is being requested as a new
Yield Rate and (b) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the
Alternate Base Rate is being requested as a new Yield Rate, give the Administrative Agent irrevocable notice of the new Yield Rate for the Liquidity Funding associated with such Terminating
Tranche.  Until Seller gives notice to the Administrative Agent of another Yield Rate, the initial Yield Rate for any Receivable
Interest assigned or participated to the Liquidity Banks pursuant to the Liquidity Agreement shall be the Alternate Base Rate
(unless the Default Rate is then applicable).

     Section 4.5    Suspension of the Eurodollar Rate (Reserve
Adjusted).

     (a)  If any Liquidity Bank notifies the Administrative Agent that it has determined that funding its ratable share of the
Liquidity Fundings at a Eurodollar Rate (Reserve Adjusted) would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity
appropriate to match fund its Liquidity Funding at such
Eurodollar Rate (Reserve Adjusted) are not available or (ii) such
Eurodollar Rate (Reserve Adjusted) does not accurately reflect the cost of acquiring or maintaining a Liquidity Funding at such
Eurodollar Rate (Reserve Adjusted), then the Eurodollar Rate
(Reserve Adjusted) shall be suspended and the Alternate Base Rate shall apply to any Liquidity Funding accruing Yield at such
Eurodollar Rate (Reserve Adjusted).

     (b)  If less than all of the Liquidity Banks give a notice to the Administrative Agent pursuant to Section 4.5(a), each
Liquidity Bank which gave such a notice shall be obliged, at the request of Seller, Blue Ridge or the Administrative Agent, to
assign all of its rights and obligations hereunder to (i) another
Liquidity Bank or (ii) another funding entity nominated by Seller or the Administrative Agent that is an Eligible Assignee willing to participate in the Liquidity Agreement through the Liquidity
Termination Date in the place of such notifying Liquidity Bank;
provided that (i) the notifying Liquidity Bank receives payment in full of all Aggregate Unpaids owing to it (whether due or accrued), and (ii) the replacement Liquidity Bank otherwise
satisfies the requirements of the Liquidity Agreement.

     Section 4.6    Default Rate.

     From and after the occurrence of an Amortization Event, all
Liquidity Fundings shall accrue Yield at the Default Rate.

                            ARTICLE V

                 REPRESENTATIONS AND WARRANTIES

     Section 5.1    Representations and Warranties of the Seller
Parties.

     Each Seller Party hereby represents and warrants to the
Administrative Agent and Blue Ridge, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

     (a)  Existence and Power.  Such Seller Party's jurisdiction of organization is correctly set forth in the preamble to this
Agreement.  Such Seller Party is duly organized under the laws of that jurisdiction and no other state or jurisdiction, and such jurisdiction must maintain a public record showing the
organization to have been organized.  Such Seller Party is
validly existing and in good standing under the laws of its state of organization.  Such Seller Party is duly qualified to do
business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not
reasonably be expected to have a Material Adverse Effect.

     (b)  Power and Authority; Due Authorization, Execution and
Delivery.  The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the
proceeds of Purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all
necessary corporate action on its part.  This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

     (c)  No Conflict.  The execution and delivery by such Seller
Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations
hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     (d)  Governmental Authorization.  Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

     (e)  Actions, Suits.  There are no actions, suits or
proceedings pending, or to the best of such Seller Party's
knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material
Adverse Effect.  Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

     (f)  Binding Effect.  This Agreement and each other
Transaction Document to which such Seller Party is a party
constitute the legal, valid and binding obligations of such
Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (g)  Accuracy of Information.  All information heretofore
furnished by such Seller Party or any of its Affiliates to the
Administrative Agent or Blue Ridge for purposes of or in
connection with this Agreement, any of the other Transaction
Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Administrative Agent or Blue
Ridge will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the
statements contained therein not misleading.

     (h)  Use of Proceeds.  No proceeds of any Purchase hereunder will be used (i) for a purpose that violates, or would be
inconsistent with, (A) Section 7.2(e) of this Agreement or (B)
Regulation T, U or X promulgated by the Board of Governors of the
Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or
14 of the Securities Exchange Act of 1934, as amended.

     (i)  Good Title.  Seller is the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the
Transaction Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate
jurisdictions to perfect Seller's ownership interest in each
Receivable, its Collections and the Related Security.

     (j)  Perfection.  This Agreement is effective to create a
valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Purchased Assets to secure payment of the Aggregate Unpaids, free and clear of any
Adverse Claim except as created by the Transactions Documents.
There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the
Administrative Agent's, for the benefit of the Secured Parties, security interest in the Purchased Assets.  Such Seller Party's jurisdiction of organization is a jurisdiction whose law
generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of a lien creditor which respect to collateral.

     (k)  Places of Business and Locations of Records.  The
principal places of business and chief executive office of such
Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent has been
notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 13.3(a) has been taken and
completed.  Seller's Federal Employer Identification Number is
correctly set forth on Exhibit III.

     (l)  Collections.  The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been
satisfied and duly performed.  The names, addresses and
jurisdictions of organization of all Collection Banks, together with the account numbers of the Blocked Accounts of Seller at each Collection Bank and the post office box number of each Lock-
Box, are listed on Exhibit IV.  Seller has not granted any
Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Blocked
Account, or the right to take dominion and control of any such
Lock-Box or Blocked Account at a future time or upon the
occurrence of a future event.

     (m)  Material Adverse Effect.  (i) The initial Servicer
represents and warrants that since September 30, 2000, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its
Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of
Seller to perform its obligations under the Transaction
Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

     (n)  Names.  The name in which Seller has executed this
Agreement is identical to the name of Seller as indicated on the public record of its state of organization which shows Seller to have been organized.  In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

     (o)  Ownership of Seller.  The Performance Guarantor owns, directly or indirectly, 100% of the issued and outstanding
capital stock of Seller, free and clear of any Adverse Claim.
Such capital stock is validly issued, fully paid and
nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

     (p)  Not a Holding Company or an Investment Company.  Such
Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public
Utility Holding Company Act of 1935, as amended, or any successor statute.  Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

     (q)  Compliance with Law.  Such Seller Party has complied in all respects with all applicable laws, rules, regulations,
orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto
(including, without limitation, laws, rules and regulations
relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection
practices and privacy), and no part of such Contract is in
violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

     (r)  Compliance with Credit and Collection Policy.  Such
Seller Party has complied in all material respects with the
Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except for such changes made in accordance with Section 7.1(a)(vii).

     (s)  Payments to Originator.  With respect to each
Receivable transferred to Seller under the Receivables Sale
Agreement, Seller has given reasonably equivalent value to the
Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt.  No transfer by the
Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform
Act of 1978 (11 U.S.C.  101 et seq.), as amended.

     (t)  Enforceability of Contracts.  Each Contract with
respect to each Receivable is effective to create, and has
created, a legal, valid and binding obligation of the related
Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such
enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity
(regardless of whether enforcement is sought in a proceeding in equity or at law).

     (u)  Eligible Receivables.  Each Receivable included in the
Net Pool Balance as an Eligible Receivable on the date of any
Monthly Report was an Eligible Receivable on such date.

     (v)  Purchase Limit and Maximum Receivable Interests.
Immediately after giving effect to each Incremental Purchase hereunder, the Aggregate Invested Amount is less than or equal to the Purchase Limit and the aggregate of the Receivable Interests does not exceed 100%.

     (w)  Accounting.  The manner in which such Seller Party
accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

     (x)  Taxes.  Such Seller Party has filed all tax returns and reports required by law to be filed by it and has paid all taxes and governmental charges due and owing, except any such taxes which are not yet owing or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

ARTICLE VI

                     CONDITIONS OF PURCHASES

     Section 6.1    Conditions Precedent to Initial Incremental
Purchase.

     The initial Incremental Purchase of a Receivable Interest
under this Agreement is subject to the conditions precedent that
(a) the Administrative Agent shall have received on or before the date of such Purchase those documents listed on Schedule A and
(b) the Administrative Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

     Section 6.2    Conditions Precedent to All Purchases and
Reinvestments.

     Each Incremental Purchase and each Reinvestment shall be
subject to the further conditions precedent that (a) in the case of each such Purchase:  (i) the Servicer shall have delivered to the Administrative Agent on or prior to the date of such
Purchase, in form and substance satisfactory to the
Administrative Agent, all Monthly Reports as and when due under
Section 8.5 and (ii) upon the Administrative Agent's request, the
Servicer shall have delivered to the Administrative Agent at least three (3) days prior to such Purchase an interim Monthly
Report showing the amount of Eligible Receivables; (b) the
Administrative Agent shall have received no later than 30 days after the date hereof executed Blocked Account Agreements with each Blocked Account Bank and such other approvals, opinions or documents as it may reasonably request and (c) on each Purchase
Date, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such
statements are then true):

          (i)  the representations and warranties set forth in
     Section 5.1 are true and correct on and as of the date of
     such Incremental Purchase or Reinvestment as though made on and as of such Purchase Date;

          (ii) no event has occurred and is continuing, or would
     result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has
     occurred and is continuing, or would result from such
     Incremental Purchase or Reinvestment, that would constitute an Unmatured Amortization Event; and

          (iii)     the Aggregate Invested Amount does not exceed
     the Purchase Limit and the aggregate Receivable Interests do not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Administrative Agent or Blue Ridge, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the
failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment.  The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the
Administrative Agent, which right may be exercised at any time on demand of the Administrative Agent, to rescind the related
purchase and direct Seller to pay to the Administrative Agent's
Account, for the benefit of Blue Ridge, an amount equal to the
Collections prior to the Facility Termination Date that shall have been applied to the affected Reinvestment.

                           ARTICLE VII

                            COVENANTS

     Section 7.1    Affirmative Covenants of the Seller Parties.

     Until the date on which the Aggregate Unpaids have been
indefeasibly paid in full and this Agreement terminates in
accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

     (a)  Financial Reporting.  The Performance Guarantor will
maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent:

          (i)  Annual Reporting.  Within 90 days after the close
     of its fiscal year, audited, financial statements (which
     shall include balance sheets, statements of income and
     retained earnings and statements of cash flows) for the
     Performance Guarantor and its Subsidiaries for such fiscal year certified by Deloitte & Touche LLP or by any other
     nationally recognized independent public accountants, which certifications shall be free of exceptions and
     qualifications not acceptable to the Administrative Agent.

          (ii) Quarterly Reporting.  Within 45 days after the
     close of the first three (3) quarterly periods of its fiscal year, balance sheets of the Performance Guarantor and its
     Subsidiaries as at the close of each such period and
     statements of income and retained earnings and a statement of cash flows for each such Person for the period from the beginning of such fiscal year to the end of such quarter,
     all certified by its chief financial officer.

          (iii)     Compliance Certificate.  Together with the
     financial statements required hereunder, a compliance
     certificate in substantially the form of Exhibit V signed by the Performance Guarantor's Authorized Officer and dated the date of such annual financial statement or such quarterly
     financial statement, as the case may be.

          (iv) Shareholders Statements and Reports.  Promptly
     upon the furnishing thereof to the shareholders of the
     Performance Guarantor or its Subsidiaries copies of all
     financial statements, reports and proxy statements so
     furnished.

          (v)  S.E.C. Filings.  Promptly upon the filing thereof,
     copies of all registration statements and annual, quarterly, monthly or other regular reports which the Performance
     Guarantor or its Subsidiaries or any of its Affiliates files with the Securities and Exchange Commission.

          (vi) Copies of Notices.  Promptly upon its receipt of
     any notice, request for consent, financial statements,
     certification, report or other communication under or in
     connection with any Transaction Document from any Person
     other than the Administrative Agent or Blue Ridge, copies of the same.

          (vii)     Change in Credit and Collection Policy.  At
     least thirty (30) days prior to the effectiveness of any
     material change in the Credit and Collection Policy, a
     notice (A) indicating such change and (B) if such proposed change would be reasonably likely to adversely affect the
     collectibility of the Receivables or decrease the credit
     quality of any newly created Receivables, requesting the
     Administrative Agent's consent thereto.

          (viii)    Other Information.  Promptly, from time to
     time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the
     Administrative Agent may from time to time reasonably
     request in order to protect the interests of the
     Administrative Agent, for the benefit of Blue Ridge, under or as contemplated by this Agreement.

     (b)  Notices.  Such Seller Party will notify the
Administrative Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

          (i)  Amortization Events or Unmatured Amortization
     Events.  The occurrence of each Amortization Event and each
     Unmatured Amortization Event, by a statement of an
     Authorized Officer of such Seller Party.

          (ii) Judgments and Proceedings.  (A) (1) The entry of
     any judgment or decree against the Performance Guarantor,
     the Servicer or any of their respective Subsidiaries if the aggregate amount of all judgments and decrees then
     outstanding against the Performance Guarantor, the Servicer and their respective Subsidiaries exceeds $10,000,000 after deducting (I) the amount with respect to which the
     Performance Guarantor, the Servicer or any such Subsidiary, as the case may be, is insured and with respect to which the insurer has assumed responsibility in writing, and (II) the amount for which the Performance Guarantor, the Servicer or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Administrative
     Agent, and (2) the institution of any litigation,
     arbitration proceeding or governmental proceeding against
     the Performance Guarantor or the Servicer which,
     individually or in the aggregate, could reasonably be
     expected to have a Material Adverse Effect; and (B) the
     entry of any judgment or decree or the institution of any
     litigation, arbitration proceeding or governmental
     proceeding against Seller.

          (iii)     Material Adverse Effect.  The occurrence of
     any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (iv) Termination Date.  The occurrence of the
     "Termination Date" under and as defined in the Receivables
     Sale Agreement.

          (v)  Defaults Under Other Agreements.  The occurrence
     of a default or an event of default under any other material financing arrangement pursuant to which such Seller Party is a debtor or an obligor.

          (vi) Notices under Receivables Sale Agreement.  Copies
     of all notices delivered under the Receivables Sale
     Agreement.

          (vii)     Downgrade of Performance Guarantor or
     Originator.  Any downgrade in the rating of any Indebtedness of the Performance Guarantor or Originator by S&P or
     Moody's, setting forth the Indebtedness affected and the
     nature of such change.

     (c)  Compliance with Laws and Preservation of Corporate
Existence.  Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs,
judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not
reasonably be expected to have a Material Adverse Effect.   Such
Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and
maintain or qualify or remain qualified could not reasonably be expected to have a Material Adverse Effect.

     (d)  Audits.  Such Seller Party will furnish to the
Administrative Agent from time to time such information with respect to it and the Receivables as the Administrative Agent may
reasonably request.  Such Seller Party will, from time to time during regular business hours as requested by the Administrative
Agent upon reasonable notice and at the sole cost of such Seller
Party, permit the Administrative Agent, or its agents or
representatives (and shall cause the Originator to permit the
Administrative Agent or its agents or representatives):  (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the
Purchased Assets, including, without limitation, the related
Contracts, and (ii) to visit the offices and properties of such
Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such
Person's financial condition or the Purchased Assets or any
Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters (each of the foregoing
examinations and visits, a "Review"); provided, however, that, so long as no Amortization Event has occurred and is continuing, (A)
the Seller Parties shall only be responsible for the costs and expenses of one (1) Review in any one calendar year, and (B) the
Administrative Agent will not request more than two (2) Reviews in any one calendar year.

     (e)  Keeping and Marking of Records and Books.

          (i)  The Servicer will (and will cause the Originator
     to) maintain and implement administrative and operating
     procedures (including, without limitation, an ability to
     recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information
     reasonably necessary or advisable for the collection of all
     Receivables (including, without limitation, records adequate to permit the immediate identification of each new
     Receivable and all Collections of and adjustments to each
     existing Receivable).  The Servicer will (and will cause the
     Originator to) give the Administrative Agent notice of any material change in the administrative and operating
     procedures referred to in the previous sentence.

          (ii) Such Seller Party will (and will cause the
     Originator to):  (A) on or prior to the date hereof, mark
     its master data processing records and other books and
     records relating to the Receivables with a legend,
     acceptable to the Administrative Agent, describing the
     Administrative Agent's security interest, for the benefit of the Secured Parties, in the Purchased Assets and (B) upon
     the request of the Administrative Agent following the
     occurrence of an Amortization Event:  (x) mark each Contract with a legend describing the Administrative Agent's security interest and (y) deliver to the Administrative Agent all
     Contracts (including, without limitation, all multiple
     originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the
     Receivables.

     (f)  Compliance with Contracts and Credit and Collection
Policy.  Such Seller Party will (and will cause the Originator
to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each
Receivable and the related Contract.

     (g)  Performance and Enforcement of Receivables Sale
Agreement.  Seller will, and will require the Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will
purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement.  Seller will take all actions to perfect and enforce its rights and
interests (and the rights and interests of the Administrative
Agent, as Seller's assignee) under the Receivables Sale Agreement as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

     (h)  Ownership.  Seller will (or will cause the Originator
to) take all necessary action to (i) vest legal and equitable title to the Purchased Assets purchased under the Receivables
Sale Agreement irrevocably in Seller, free and clear of any
Adverse Claims (other than Adverse Claims in favor of the
Administrative Agent, for the benefit of the Secured Parties)
including, without limitation, the filing of all financing
statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate
jurisdictions to perfect Seller's interest in such Purchased
Assets and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Administrative
Agent may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the
Secured Parties, a valid and perfected first priority security interest in all Purchased Assets, free and clear of any Adverse
Claims, including, without limitation, the filing of all
financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all
appropriate jurisdictions to perfect the Administrative Agent's
(for the benefit of the Secured Parties) security interest in the
Purchased Assets and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Secured Parties as the Administrative Agent may reasonably request.

     (i)  Reliance.  Seller acknowledges that the Administrative
Agent and Blue Ridge are entering into the transactions
contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from the Originator.
Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps,
including, without limitation, all steps that the Administrative
Agent or Blue Ridge may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of the Originator and any
Affiliates thereof (other than Seller) and not just a division of the Originator or any such Affiliate.  Without limiting the
generality of the foregoing and in addition to the other
covenants set forth herein, Seller will:

          (i)  conduct its own business in its own name and
     require that all full-time employees of Seller, if any,
     identify themselves as such and not as employees of the
     Originator (including, without limitation, by means of
     providing appropriate employees with business or
     identification cards identifying such employees as Seller's employees);

          (ii) compensate all employees, consultants and agents
     directly, from Seller's own funds, for services provided to
     Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of the Originator or any
     Affiliate thereof, allocate the compensation of such
     employee, consultant or agent between Seller and the
     Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and the Originator or such Affiliate, as applicable;

          (iii)     clearly identify its offices (by signage or
     otherwise) as its offices and, if such office is located in the offices of the Originator, Seller shall lease such
     office at a fair market rent;

          (iv) have a separate telephone number, which will be
     answered only in its name and separate stationery and
     checks, if it uses any, in its own name;

          (v)  conduct all transactions with the Originator and
     the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an
     arm's-length basis, allocate all overhead expenses
     (including, without limitation, telephone and other utility charges) for items shared between Seller and the Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis
     reasonably related to actual use;

          (vi) at all times have a Board of Directors consisting
     of three members, at least one member of which is an
     Independent Director;

          (vii)     observe all corporate formalities as a
     distinct entity, and ensure that all corporate actions
     relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in,
     acquiescence in or consent to any bankruptcy, insolvency,
     reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors
     (including the Independent Director);

          (viii)    maintain Seller's books and records separate
     from those of the Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of the Originator or any Affiliate thereof;

          (ix) prepare its financial statements separately from
     those of the Originator and insure that any consolidated
     financial statements of the Originator or any Affiliate
     thereof that include Seller and that are filed with the
     Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of
     Seller;

          (x)  except as herein specifically otherwise provided,
     maintain the funds or other assets of Seller separate from, and not commingled with, those of the Originator or any
     Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account
     party, into which Seller and Servicer, for the account of
     Seller, make deposits and from which Seller alone (or the
     Administrative Agent hereunder) has the power to make
     withdrawals;

          (xi) pay all of Seller's operating expenses from
     Seller's own assets (except for certain payments by the
     Originator or other Persons pursuant to allocation
     arrangements that comply with the requirements of this
     Section 7.1(i));

          (xii)     operate its business and activities such
     that:  it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or
     contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the
     incurrence of obligations under this Agreement, (3) the
     incurrence of obligations, as expressly contemplated in the
     Receivables Sale Agreement, to make payment to the
     Originator thereunder for the purchase of Receivables from the Originator under the Receivables Sale Agreement, and (4)
     the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this
     Agreement;

          (xiii)    maintain its corporate charter in conformity
     with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of
     Incorporation or By-Laws in any respect that would impair
     its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation,
     Section 7.1(i) of this Agreement;

          (xiv)     maintain the effectiveness of, and continue
     to perform under the Receivables Sale Agreement and the
     Performance Undertaking, such that it does not amend,
     restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or the Performance
     Undertaking, or give any consent, waiver, directive or
     approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or the
     Performance Undertaking or otherwise grant any indulgence
     thereunder, without (in each case) the prior written consent of the Administrative Agent;

          (xv) maintain its corporate separateness such that it
     does not merge or consolidate with or into, or convey,
     transfer, lease or otherwise dispose of (whether in one
     transaction or in a series of transactions, and except as
     otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any
     Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

          (xvi)     maintain at all times the Required Capital
     Amount (as defined in the Receivables Sale Agreement) and
     refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

          (xvii)    take such other actions as are necessary on
     its part to ensure that the facts and assumptions set forth in the opinion issued by Riddell Williams P.S. counsel for
     Seller, in connection with the closing or initial Purchase under this Agreement and relating to substantive
     consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material
     respects at all times.

     (j)  Collections.  Such Seller Party will cause (i) all
Collections to be sent to a Blocked Account or a Lock-Box and cause all such Collections to be deposited in one of the Blocked
Accounts, (ii) from  no later than 30 days after the date hereof, each Blocked Account shall be subject at all times to a Blocked
Account Agreement that is in full force and effect, and (iii) a
Delivery Order to be executed and delivered with respect to each
Lock-Box.  In the event any payments relating to the Purchased
Assets are remitted directly to Seller or any Affiliate of
Seller, Seller will deposit (or will cause all such payments to be deposited) directly to a Blocked Account within two (2)
Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent and Blue Ridge.  Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Blocked Account and shall not grant the right to take dominion and control of any
Lock-Box or Blocked Account at a future time or upon the
occurrence of a future event to any Person, except to the
Administrative Agent as contemplated by this Agreement.

     (k)  Taxes.  Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.  Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Administrative Agent or Blue Ridge.

     (l)  Payment to the Originator.  With respect to any
Receivable purchased by Seller from the Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without
limitation, the terms relating to the amount and timing of
payments to be made to the Originator in respect of the purchase price for such Receivable.

     Section 7.2    Negative Covenants of the Seller Parties.

     Until the date on which the Aggregate Unpaids have been
indefeasibly paid in full and this Agreement terminates in
accordance with its terms, each Seller Party hereby covenants, as to itself, that:

     (a)  Name Change, Offices and Records.  Such Seller Party
will not change its name, identity or structure (within the
meaning of any applicable enactment of the UCC), relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of the
Administrative Agent's security interest, for the benefit of the
Secured Parties, in the Receivables, Related Security and
Collections, or change any office where Records are kept unless it shall have:  (i) given the Administrative Agent at least forty-
five (45) days' prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.

     (b)  Change in Payment Instructions to Obligors.  Except as
may be required by the Administrative Agent pursuant to Section
8.2(b), such Seller Party will not add or terminate any bank as a
Blocked Account Bank, or make any change in the instructions to
Obligors regarding payments to be made to any Lock-Box or Blocked
Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor,
(i) written notice of such addition, termination or change and
(ii) with respect to the addition of a Blocked Account Bank or a
Blocked Account or Lock-Box, an executed Blocked Account
Agreement with respect to the new Blocked Account and an executed
Delivery Order with respect to the new Lock-Box; provided,
however, that the Servicer may make changes in instructions to
Obligors regarding payments if such new instructions require such
Obligor to make payments to another existing Blocked Account.

     (c)  Modifications to Contracts and Credit and Collection
Policy.  Such Seller Party will not, and will not permit the
Originator to, change the character of its business or make any change to the Credit and Collection Policy except in compliance with the provisions of Section 7.1(a)(vii).  Except as provided in Section 8.2(d), the Servicer will not, and will not permit the
Originator to, extend, amend or otherwise modify the terms of any
Receivable or any Contract related thereto other than in
accordance with the Credit and Collection Policy.

     (d)  Sales, Liens.  Seller will not sell, assign (by
operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any
Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Purchased
Assets, or assign any right to receive income with respect
thereto (other than, in each case, the creation of a security interest therein in favor of the Administrative Agent, for the benefit of the Secured Parties, as provided for herein), and
Seller will defend the right, title and interest of the Secured
Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or the Originator.  Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

     (e)  Use of Proceeds.  Seller will not use the proceeds of the Purchases for any purpose other than (i) paying for
Receivables and Related Security under and in accordance with the
Receivables Sale Agreement, including without limitation, making payments on the Subordinated Notes to the extent permitted
thereunder and under the Receivables Sale Agreement, (ii) paying its ordinary and necessary operating expenses when and as due, and (iii) making Restricted Junior Payments to the extent
permitted under this Agreement.

     (f)  Termination Date Determination.  Seller will not
designate the Termination Date, or send any written notice to the
Originator in respect thereof, without the prior written consent of the Administrative Agent, except with respect to the
occurrence of such Termination Date arising pursuant to Section
5.1(d) of the Receivables Sale Agreement.

     (g)  Restricted Junior Payments.  Seller will not make any
Restricted Junior Payment if after giving effect thereto,
Seller's Net Worth (as defined in the Receivables Sale Agreement)
would be less than the Required Capital Amount (as defined in the
Receivables Sale Agreement).  From and after the occurrence of an
Unmatured Amortization Event, Seller will not make any Restricted
Junior Payment.

     (h)  Seller Indebtedness.  Seller will not incur or permit to exist any Indebtedness or liability on account of deposits except:  (i) the Aggregate Unpaids, (ii) the Subordinated Loans
(as defined in the Receivables Sale Agreement, and (iii) other current accounts payable arising in the ordinary course of
business and not overdue.

     (i)  Prohibition on Additional Negative Pledges.  No Seller
Party will enter into or assume any agreement (other than this
Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Purchased
Assets except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents, and no Seller Party will enter into or assume any agreement creating any Adverse
Claim upon the Subordinated Notes (as defined in the Receivables
Sale Agreement).

     (j)  Net Pool Balance.  At no time prior to the Facility
Termination Date shall Seller permit the Net Pool Balance to be less than an amount equal to the sum of (i) the Aggregate
Invested Amount and (ii) the Required Reserve.

     (k)  Prohibition on Additional Activities.  The Seller shall not engage in any activities other than those contemplated by this Agreement and the Transaction Documents as such other
activities are reasonably incidental hereto and thereto.

ARTICLE VIII

                  ADMINISTRATION AND COLLECTION

     Section 8.1    Designation of Servicer.

     (a)  The servicing, administration and collection of the
Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.1.
Originator. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement.  The Administrative Agent may at any time after the occurrence of an Amortization Event designate as
Servicer any Person to succeed Originator or any successor
Servicer, provided that the Rating Agency Condition is satisfied.

     (b)  Without the prior written consent of the Administrative
Agent and the Required Liquidity Banks, Originator shall not be permitted to delegate any of its duties or responsibilities as
Servicer to any Person other than (i) Seller and (ii) with
respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices.  Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Originator.  If at any time the Administrative Agent shall designate as Servicer any Person other than Originator, all duties and responsibilities theretofore delegated by Originator to Seller may, at the discretion of the Administrative Agent, be terminated forthwith on notice given by the Administrative Agent to Originator and to Seller.

     (c)  Notwithstanding the foregoing subsection (b):  (i)
Originator shall be and remain primarily liable to the
Administrative Agent and Blue Ridge for the full and prompt
performance of all duties and responsibilities of the Servicer hereunder and (ii) the Administrative Agent and Blue Ridge shall be entitled to deal exclusively with Originator in matters
relating to the discharge by the Servicer of its duties and
responsibilities hereunder.  The Administrative Agent and Blue
Ridge shall not be required to give notice, demand or other
communication to any Person other than Originator in order for communication to the Servicer and its sub-servicer or other
delegate with respect thereto to be accomplished.  Originator, at all times that it is the Servicer, shall be responsible for
providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

     Section 8.2    Duties of Servicer.

     (a)  The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each
Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

     (b)  The Servicer will instruct all Obligors to pay all
Collections directly to a Lock-Box or a Blocked Account.  The
Servicer shall cause to be established and maintained one or more
Lock-Boxes and Blocked Accounts in the name of the Seller and shall effect a Blocked Account Agreement substantially in the form of Exhibit VI with each bank party to a Blocked Account at any time and shall cause a Delivery Order to be executed and delivered with respect to each Lock-Box at any time.  In the case of any remittances received in any Lock-Box or Blocked Account that shall have been identified, to the satisfaction of the
Servicer, to not constitute Collections or other proceeds of the
Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances.  From and after the date the
Administrative Agent delivers to any Blocked Account Bank a
Collection Notice pursuant to Section 8.3, or delivers to the US
Postal Service a Delivery Order relating to a Lock-Box, the
Administrative Agent may request that the Servicer, and the
Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account or Lock-Box specified by the
Administrative Agent and, at all times thereafter, Seller and the
Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than
Collections or, if a Delivery Order has been presented with
respect to a Lock-Box, Seller and Servicer shall not remove any receipts from such Lock-Box, but the Administrative Agent or its designee shall remove all such receipts from such Lock-Box.

     (c)  The Servicer shall administer the Collections in
accordance with the procedures described herein and in Article
II.  The Servicer shall set aside and hold in trust for the
account of Seller and Blue Ridge their respective shares of the
Collections in accordance with Article II.  The Servicer shall, upon the request of the Administrative Agent, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time
constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with
Article II.  If the Servicer shall be required to segregate
Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the
Administrative Agent such allocable share of Collections of
Receivables set aside for Blue Ridge on the first Business Day following receipt by the Servicer of such Collections, duly
endorsed or with duly executed instruments of transfer.

     (d)  The Servicer may, in accordance with the Credit and
Collection Policy, extend the maturity of any Receivable or
adjust the Outstanding Balance of any Receivable as the Servicer
determines to be appropriate to maximize Collections thereof;
provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or
Defaulted Receivable or limit the rights of the Administrative
Agent or Blue Ridge under this Agreement.  Notwithstanding
anything to the contrary contained herein, the Administrative
Agent shall have the absolute and unlimited right after the
earlier to occur of an Unmatured Amortization Event and an
Amortization Event to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

     (e)  The Servicer shall hold in trust for Seller and the
Administrative Agent and Blue Ridge all Records that (i) evidence or relate to the Receivables, the related Contracts and Related
Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent, deliver or make available to the
Administrative Agent all such Records, at a place selected by the
Administrative Agent.  The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash
collections or other cash proceeds received with respect to
Indebtedness not constituting Receivables.  The Servicer shall, from time to time at the request of the Administrative Agent or
Blue Ridge, furnish to Blue Ridge (promptly after any such
request) a calculation of the amounts set aside for Blue Ridge pursuant to Article II.

     (f)  Any payment by an Obligor in respect of any
indebtedness owed by it to Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the
Administrative Agent, be applied as a Collection of any
Receivable of such Obligor (starting with the oldest such
Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

     Section 8.3    Collection Notices and Delivery Orders.

     The Administrative Agent is authorized at any time after the occurrence of an Amortization Event to date and to deliver to the
Blocked Account Banks the Collection Notices and deliver to the
US Postal Service the Delivery Orders.  Seller hereby transfers to the Administrative Agent for the benefit of Blue Ridge,
effective when the Administrative Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Blocked
Accounts.  In case any authorized signatory of Seller whose
signature appears on a Blocked Account Agreement or a Delivery
Order shall cease to have such authority before the delivery of such notice, such Collection Notice or Delivery Order, as the case may be, shall nevertheless be valid as if such authority had remained in force.  Seller hereby authorizes the Administrative
Agent, and agrees that the Administrative Agent shall be entitled
(a) at any time after delivery of the Collection Notices and/or the Delivery Orders, to endorse Seller's name on checks and other instruments representing Collections, (b) at any time after the occurrence of an Amortization Event, to enforce the Receivables, the related Contracts and the Related Security, and (c) at any time after the occurrence of an Amortization Event, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of
Receivables to come into the possession of the Administrative
Agent rather than Seller.

     Section 8.4    Responsibilities of Seller.

     Anything herein to the contrary notwithstanding, the
exercise by the Administrative Agent, on behalf of Blue Ridge, of the Administrative Agent's rights hereunder shall not release the
Servicer, the Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related
Contracts.  The Administrative Agent and Blue Ridge shall have no obligation or liability with respect to any Receivables or
related Contracts, nor shall any of them be obligated to perform the obligations of Seller or the Originator thereunder.

     Section 8.5    Monthly Reports.

     The Servicer shall prepare and forward to the Administrative
Agent (a) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein and (b) at such times as the Administrative Agent shall request, a listing by
Obligor of all Receivables together with an aging of such
Receivables.

     Section 8.6    Servicing Fee.

     As compensation for the Servicer's servicing activities on their behalf, the Servicer shall be paid the Servicing Fee in arrears on each Settlement Date out of Collections.

                           ARTICLE IX

                       AMORTIZATION EVENTS

     Section 9.1    Amortization Events.

     The occurrence of any one or more of the following events
shall constitute an Amortization Event:

     (a)  Any Seller Party or the Performance Guarantor shall
fail to make any payment or deposit required to be made by it under the Transaction Documents when due and, for any such
payment or deposit which is not in respect of principal, such failure continues for five (5) consecutive Business Days.

     (b)  Any representation, warranty, certification or
statement made by the Performance Guarantor or any Seller Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been materially incorrect when made or deemed made.

     (c)  Any Seller Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.5 when due.

     (d)  Any Seller Party or the Performance Guarantor shall
fail to perform or observe any other term, covenant or agreement under any Transaction Documents and such failure shall continue for ten (10) days.

     (e)  Failure of Seller to pay any Indebtedness (other than the Aggregate Unpaids) when due or the default by Seller in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the
holder or holders of such Indebtedness to cause, such
Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Seller shall be declared to be due and
payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

     (f)  Failure of the Performance Guarantor or any of its
Subsidiaries to pay Indebtedness in excess of $5,000,000 (or
$10,750 in the case of Seller) in aggregate principal amount
(hereinafter, "Material Indebtedness") when due, the effect of which is to cause, or to permit the holder or holders of such
Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material
Indebtedness of the Performance Guarantor or any of its
Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

     (g)  An Event of Bankruptcy shall occur with respect to the
Performance Guarantor, any Seller Party or any of their
respective Subsidiaries.

     (h)  As at the end of any Calculation Period:

          (i)  the three-month rolling average Delinquency Ratio
     shall exceed 2.75%,

          (ii) the three-month rolling average Default Ratio
     shall exceed 2.50%, or

          (iii)     the three-month rolling average Dilution
     Ratio shall exceed 3.00%.

     (i)  A Change of Control.

     (j)  (i) One or more final judgments for the payment of
money in an aggregate amount of $10,750 or more shall be entered against Seller or (ii) one or more final judgments for the
payment of money in an amount in excess of $10,000,000,
individually or in the aggregate, shall be entered against the
Performance Guarantor, the Originator or any of their
Subsidiaries (other than Seller) on claims not covered by
insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

     (k)  The Termination Date under the Receivables Sale
Agreement shall occur or the Originator shall for any reason cease to transfer, or cease to have the legal capacity to
transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

     (l)  This Agreement shall terminate in whole or in part
(except in accordance with its terms), or shall cease to be
effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding
nature or enforceability, or the Administrative Agent, for the benefit of the Secured Parties, shall cease to have a valid and perfected first priority security interest in the Purchased
Assets.

     (m)  On any Settlement Date, after giving effect to the
turnover of Collections by the Servicer on such date and the application thereof to the Aggregate Unpaids in accordance with this Agreement, (i) the Receivables Interest shall exceed 100% or
(ii) the Aggregate Invested Amount shall exceed the Purchase
Limit.

     (n)  The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of
Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

     (o)  The Internal Revenue Service shall file notice of a
lien pursuant to Section 6323 of the Tax Code with regard to any of the Purchased Assets and such lien shall not have been
released within seven (7) days, or the PBGC shall, or shall
indicate its intention to, file notice of a lien pursuant to
Section 4068 of ERISA with regard to any of the Purchased Assets.

     (p)  Any Plan of the Performance Guarantor or any of its
ERISA Affiliates:

          (i)  shall fail to be funded in accordance with the
     minimum funding standard required by applicable law, the
     terms of such Plan, Section 412 of the Tax Code or Section
     302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under
     applicable law, the terms of such Plan or Section 412 of the
     Tax Code or Section 303 of ERISA; or

          (ii) is being, or has been, terminated or the subject
     of termination proceedings under applicable law or the terms of such Plan; or

          (iii)     shall require the Performance Guarantor or
     any of its ERISA Affiliates to provide security under
     applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

          (iv) results in a liability to the Performance
     Guarantor or any of its ERISA Affiliates under applicable
     law, the terms of such Plan, or Title IV ERISA,

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect.

     (q)  Any event shall occur which (i) materially and
adversely impairs the ability of the Originator to originate
Receivables of a credit quality that is at least equal to the credit quality of the Receivables sold or contributed to Seller on the date of this Agreement or (ii) has, or could be reasonably expected to have a Material Adverse Effect.

     (r)  The Seller or the Originator shall become an
"investment company" within the meaning of the Investment Company
Act of 1940, as amended, or any successor statute.

     Section 9.2    Remedies.

     Upon the occurrence and during the continuation of an
Amortization Event, the Administrative Agent may, or upon the direction of the Required Liquidity Banks shall, take any of the following actions:  (a) replace the Person then acting as
Servicer if the Administrative Agent has not already done so, (b)
declare the Facility Termination Date to have occurred, whereupon
Reinvestments shall immediately terminate and the Facility
Termination Date shall forthwith occur, all without demand,
protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to any
Seller Party, the Facility Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (c)
deliver the Collection Notices to the Blocked Account Banks, (d)
exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, (e) deliver the Delivery
Orders to the US Postal Service, and (f) notify Obligors of the
Administrative Agent's security interest, for the benefit of the
Secured Parties, in the Receivables and other Purchased Assets.
The aforementioned rights and remedies shall be without
limitation, and shall be in addition to all other rights and remedies of the Administrative Agent and Blue Ridge otherwise available under any other provision of this Agreement, by
operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                            ARTICLE X

                         INDEMNIFICATION

     Section 10.1   Indemnities by the Seller Parties.

     Without limiting any other rights that the Administrative
Agent or Blue Ridge may have hereunder or under applicable law,
(a) Seller hereby agrees to indemnify (and pay upon demand to)
the Administrative Agent, Blue Ridge, each of the Liquidity Banks and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an "Indemnified Party")
from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Administrative Agent or another Indemnified
Party) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Blue Ridge or any of its Liquidity Banks of an interest in the Receivables, and
(b) the Servicer hereby agrees to indemnify (and pay upon demand
to) each Indemnified Party for Indemnified Amounts awarded
against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (a) and (b):

          (i)  Indemnified Amounts to the extent a final judgment
     of a court of competent jurisdiction holds that such
     Indemnified Amounts resulted from gross negligence or
     willful misconduct on the part of the Indemnified Party
     seeking indemnification;

          (ii) Indemnified Amounts to the extent the same
     includes losses in respect of Receivables that are
     uncollectible on account of the insolvency, bankruptcy or
     lack of creditworthiness of the related Obligor; or

          (iii)     taxes imposed by the jurisdiction in which
     such Indemnified Party's principal executive office is
     located, on or measured by the overall net income of such
     Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by Blue Ridge of Receivables as a loan or loans by Blue Ridge to Seller secured by the
     Receivables, the Related Security, the Blocked Accounts and
     the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of
Blue Ridge to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this
Agreement.  Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Administrative Agent and Blue Ridge for Indemnified Amounts (including, without
limitation, losses in respect of uncollectible receivables,
regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

          (i)  any representation or warranty made by any Seller
     Party or the Originator (or any officers of any such Person)
     under or in connection with this Agreement, any other
     Transaction Document or any other information or report
     delivered by any such Person pursuant hereto or thereto,
     which shall have been false or incorrect when made or deemed made;

          (ii) the failure by Seller, the Servicer or the
     Originator to comply with any applicable law, rule or
     regulation with respect to any Receivable or Contract
     related thereto, or the nonconformity of any Receivable or
     Contract included therein with any such applicable law, rule or regulation or any failure of the Originator to keep or
     perform any of its obligations, express or implied, with
     respect to any Contract;

          (iii)     any failure of Seller, the Servicer or the
     Originator to perform its duties, covenants or other
     obligations in accordance with the provisions of this
     Agreement or any other Transaction Document;

          (iv) any products liability, personal injury or damage
     suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

          (v)  any dispute, claim, offset or defense (other than
     discharge in bankruptcy of the Obligor) of the Obligor to
     the payment of any Receivable (including, without
     limitation, a defense based on such Receivable or the
     related Contract not being a legal, valid and binding
     obligation of such Obligor enforceable against it in
     accordance with its terms), or any other claim resulting
     from the sale of the merchandise or service related to such
     Receivable or the furnishing or failure to furnish such
     merchandise or services;

          (vi) the commingling of Collections of Receivables at
     any time with other funds;

          (vii)     any investigation, litigation or proceeding
     related to or arising from this Agreement or any other
     Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase, the Purchased
     Assets or any other investigation, litigation or proceeding relating to Seller, the Servicer or the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

          (viii)    any inability to litigate any claim against
     any Obligor in respect of any Receivable as a result of such
     Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal
     action, suit or proceeding;

          (ix) any Amortization Event of the type described in
     Section 9.1(g);

          (x)  any failure of Seller to acquire and maintain
     legal and equitable title to, and ownership of any of the
     Purchased Assets from the Originator, free and clear of any
     Adverse Claim (other than as created hereunder); or any
     failure of Seller to give reasonably equivalent value to the
     Originator under the Receivables Sale Agreement in
     consideration of the transfer by the Originator of any
     Receivable, or any attempt by any Person to void such
     transfer under statutory provisions or common law or
     equitable action;

          (xi) any failure to vest and maintain vested in the
     Administrative Agent for the benefit of Blue Ridge, or to
     transfer to the Administrative Agent for the benefit of the
     Secured Parties, a valid first priority perfected security interest in the Purchased Assets, free and clear of any
     Adverse Claim (except as created by the Transaction
     Documents);

          (xii)     the failure to have filed, or any delay in
     filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or
     other applicable laws with respect to any Purchased Assets, and the proceeds thereof, whether at the time of any
     Purchase or at any subsequent time;

          (xiii)    any action or omission by any Seller Party
     which reduces or impairs the rights of the Administrative
     Agent or Blue Ridge with respect to any Purchased Assets or the value of any Purchased Assets;

          (xiv)     any attempt by any Person to void any
     Purchase or the Administrative Agent's security interest,
     for the benefit of the Secured Parties, in the Purchased
     Assets under statutory provisions or common law or equitable action; and

          (xv) the failure of any Receivable included in the
     calculation of the Net Pool Balance as an Eligible
     Receivable to be an Eligible Receivable at the time so
     included.

     Section 10.2   Increased Cost and Reduced Return.

     If after the date hereof, any Funding Source shall be
charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or
administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or
directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory
Change"):  (a) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a
Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by
Section 10.1) or (b) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding
Source pursuant to a Funding Agreement or (c) that imposes any other condition the result of which is to increase the cost to a
Funding Source of performing its obligations under a Funding
Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding
Agreement, or to reduce the amount of any sum received or
receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Administrative Agent, Seller shall pay to the
Administrative Agent, for the benefit of the relevant Funding
Source, such amounts charged to such Funding Source or such
amounts to otherwise compensate such Funding Source for such increased cost or such reduction.  Within 30 days after receipt by the Administrative Agent of written notice from any Funding
Source that it has determined that a Regulatory Change has
occurred which will result in the imposition of any additional costs or expenses under this Section 10.2, the Administrative
Agent shall provide written notice to Seller of such Regulatory
Change.

     Section 10.3   Other Costs and Expenses.

     Seller shall pay to the Administrative Agent and Blue Ridge on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this
Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without
limitation, the cost of Blue Ridge's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-
pocket expenses of legal counsel for Blue Ridge and the
Administrative Agent (which such counsel may be employees of Blue
Ridge or the Administrative Agent) with respect thereto and with respect to advising Blue Ridge and the Administrative Agent as to their respective rights and remedies under this Agreement.
Seller shall pay to the Administrative Agent on demand any and all costs and expenses of the Administrative Agent and Blue
Ridge, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any
restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization
Event.  Seller shall reimburse Blue Ridge on demand for all other costs and expenses incurred by Blue Ridge ("Other Costs"),
including, without limitation, the cost of auditing Blue Ridge's books by certified public accountants, the cost of rating the
Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for
Blue Ridge or any counsel for any shareholder of Blue Ridge with respect to advising Blue Ridge or such shareholder as to matters relating to Blue Ridge's operations.

     Section 10.4   Allocations.

     Blue Ridge shall allocate the liability for Other Costs
among Seller and other Persons with whom Blue Ridge has entered into agreements to purchase interests in or finance receivables and other financial assets ("Other Customers").  If any Other
Costs are attributable to Seller and not attributable to any
Other Customer, Seller shall be solely liable for such Other
Costs.  However, if Other Costs are attributable to Other
Customers and not attributable to Seller, such Other Customer shall be solely liable for such Other Costs.  All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by Blue Ridge in its sole discretion and shall be binding on Seller and the Servicer.

                           ARTICLE XI

                    THE ADMINISTRATIVE AGENT

     Section 11.1   Authorization and Action.

     Blue Ridge, on behalf of itself and its assigns, hereby
designates and appoints Wachovia to act as its agent under the
Liquidity Agreement, this Agreement and under each other
Transaction Document, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Liquidity Agreement, this Agreement and the other
Transaction Documents together with such powers as are reasonably incidental thereto, including, without limitation, the power to perfect all security interests granted under the Transaction
Documents.  The provisions of Section 6 of the Liquidity
Agreement are hereby incorporated by this reference with the same force and effect as if fully set forth herein, and shall govern the relationship between the Administrative Agent, on the one hand, and Blue Ridge, on the other.

                           ARTICLE XII

                 ASSIGNMENTS AND PARTICIPATIONS

     Section 12.1   Assignments and Participations by Blue Ridge.

     Each of the parties hereto, on behalf of its successors and assigns, hereby agrees and consents to the complete or partial sale by Blue Ridge of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the
Liquidity Banks pursuant to the Liquidity Agreement, regardless of whether such sale constitutes an assignment or the sale of a participation in such rights and obligations.

     Section 12.2   Prohibition on Assignments by Seller Parties.

     No Seller Party may assign any of its rights or obligations under this Agreement without (a)the prior written consent of the
Administrative Agent and Blue Ridge and (b) satisfying the Rating
Agency Condition.

                          ARTICLE XIII

                          MISCELLANEOUS

     Section 13.1   Waivers and Amendments.

     (a)  No failure or delay on the part of the Administrative
Agent or Blue Ridge in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

     (b)  No provision of this Agreement may be amended,
supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b).  Blue Ridge, Seller and the Administrative Agent, at the direction of the Required
Liquidity Banks, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

          (i)  without the consent of Blue Ridge and each
     affected Liquidity Bank, (A) extend the Liquidity
     Termination Date or the date of any payment or deposit of
     Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee
     payable to the Administrative Agent for the benefit of Blue
     Ridge, (D) change the Invested Amount of any Receivable
     Interest, (E) amend, modify or waive any provision of the
     definition of Required Liquidity Banks or this Section
     13.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this
     Agreement, (G) change the definition of "Eligible
     Receivable," "Loss Reserve," "Dilution Reserve," "Yield
     Reserve," "Servicing Reserve," "Servicing Fee Rate,"
     "Required Reserve" or "Required Reserve Factor Floor" or (H)
     amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses
     (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

          (ii) without the written consent of the then
     Administrative Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the
     rights or duties of such Administrative Agent,

and any material amendment, waiver or other modification of this
Agreement shall require satisfaction of the Rating Agency
Condition.

     Section 13.2   Notices.

     Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or
similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto.  Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3)
Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this
Section 13.2.  Seller hereby authorizes the Administrative Agent to effect Purchases and Tranche Period and Yield Rate selections based on telephonic notices made by any Person whom the
Administrative Agent in good faith believes to be acting on
behalf of Seller.  Seller agrees to deliver promptly to the
Administrative Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided,
however, the absence of such confirmation shall not affect the validity of such notice.  If the written confirmation differs from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

     Section 13.3   Protection of Administrative Agent's Security
Interest.

     (a)  Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and
documents, and take all actions, that may be necessary or
desirable, or that the Administrative Agent may request, to
perfect, protect or more fully evidence the Administrative
Agent's security interest, for the benefit of the Secured
Parties, in the Purchased Assets, or to enable the Administrative
Agent or Blue Ridge to exercise and enforce their rights and remedies hereunder.  At any time, the Administrative Agent may, or the Administrative Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Administrative Agent, for the benefit of the Secured Parties, under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the
Administrative Agent or its designee.  Seller or the Servicer (as applicable) shall, at the Administrative Agent's request,
withhold the identities of the Administrative Agent and Blue
Ridge in any such notification.

     (b)  If any Seller Party fails to perform any of its
obligations hereunder, the Administrative Agent or Blue Ridge may
(but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent's or Blue Ridge's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3.  Each Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative
Agent, and appoints the Administrative Agent as its attorney-in-
fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements
necessary or desirable in the Administrative Agent's sole
discretion to perfect and to maintain the perfection and priority of the interest of Blue Ridge in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative
Agent's security interest in the Purchased Assets, for the
benefit of the Secured Parties.  This appointment is coupled with an interest and is irrevocable.  From and after July 1, 2001:
(A) each of the Seller Parties hereby authorizes the
Administrative Agent to file financing statements and other
filing or recording documents with respect to the Receivables and
Related Security (including any amendments thereto, or
continuation or termination statements thereof), without the signature or other authorization of such Seller Party, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Administrative Agent, for the
benefit of the Secured Parties, hereunder, (B) each of the Seller
Parties acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security
(including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent, consenting to the form and substance of such filing or recording document, and (C) each of the Seller
Parties approves, authorizes and ratifies any filings or
recordings made by or on behalf of the Administrative Agent in connection with the perfection of the security interests in favor of Seller or the Administrative Agent.

     Section 13.4   Confidentiality.

     (a)  Each of the Seller Parties shall maintain and shall
cause each of its employees and officers to maintain the
confidentiality of this Agreement and the other confidential or proprietary information with respect to the Administrative Agent and Blue Ridge and their respective businesses obtained by it or them in connection with the structuring, negotiating and
execution of the transactions contemplated herein, except that such Seller Party and its officers and employees may disclose such information to such Seller Party's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

     (b)  Anything herein to the contrary notwithstanding, each
Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Liquidity Banks or Blue Ridge by each other, (ii) by the
Administrative Agent or Blue Ridge to any prospective or actual assignee or participant of any of them and (iii) by the
Administrative Agent to any rating agency, Commercial Paper
dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the agent and to any officers, directors, employees, outside accountants and attorneys of any of the
foregoing, provided that each such Person is informed of the confidential nature of such information.  In addition, Blue Ridge and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

     Section 13.5   Bankruptcy Petition.

     Seller, the Servicer, the Administrative Agent and each
Liquidity Bank hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting
against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United
States.

     Section 13.6   Limitation of Liability.

     Except with respect to any claim arising out of the willful misconduct or gross negligence of Blue Ridge, the Administrative
Agent or any Liquidity Bank, no claim may be made by any Seller
Party or any other Person against Blue Ridge, the Administrative
Agent or any Liquidity Bank or their respective Affiliates,
directors, officers, employees, attorneys or agents for any
special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of
liability arising out of or related to the transactions
contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 13.7   CHOICE OF LAW.

     THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE
PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401
OF THE GENERAL OBLIGATIONS LAW (EXCEPT IN THE CASE OF THE OTHER
TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED
THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE
OWNERSHIP INTEREST OF SELLER OR THE SECURITY INTEREST OF THE
ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN
ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION
OTHER THAN THE STATE OF NEW YORK.

     Section 13.8   CONSENT TO JURISDICTION.

     EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR
NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION
OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY
DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND
EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN
RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED
IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW
OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR
PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN
INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE
ADMINISTRATIVE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS
AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE
ADMINISTRATIVE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE
ADMINISTRATIVE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR
INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR
CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH
SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN
A COURT IN NEW YORK, NEW YORK.

     Section 13.9   WAIVER OF JURY TRIAL.

     EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY
JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER
(WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY
ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY
DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT
OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 13.10  Integration; Binding Effect; Survival of
Terms.

     (a)  This Agreement and each other Transaction Document
contain the final and complete integration of all prior
expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof
superseding all prior oral or written understandings.

     (b)  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  This
Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the
indemnification and payment provisions of Article X, and Sections
13.4 and 13.5 shall be continuing and shall survive any
termination of this Agreement.

     (c)  Each of the Seller Parties, Blue Ridge and the
Administrative Agent hereby acknowledges and agrees that the
Liquidity Banks are hereby made express third party beneficiaries of this Agreement and each of the other Transaction Documents.

     Section 13.11  Counterparts; Severability; Section
References.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same
Agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as
delivery of a manually executed counterpart to this Agreement.
Any provisions of this Agreement which are prohibited or
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or
unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any
jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise expressly indicated, all references herein to "Article," "Section,"
"Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

     Section 13.12  Characterization.

     (a)  It is the intention of the parties hereto that each
Purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which Purchase shall provide the Blue Ridge with the full benefits of ownership of the applicable Receivable
Interest.  Except as specifically provided in this Agreement, each sale of a Receivable Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to Blue Ridge and the Administrative Agent for all
representations, warranties, covenants and indemnities made by
Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by Blue Ridge or the Administrative Agent or any
assignee thereof of any obligation of Seller or the Originator or any other person arising in connection with the Receivables, the
Related Security, or the related Contracts, or any other
obligations of Seller or the Originator.

     (b)  In addition to any ownership interest which the
Administrative Agent or Blue Ridge may from time to time acquire pursuant hereto, Seller hereby grants to the Administrative
Agent, for the benefit of the Secured Parties, a valid and
perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or
hereafter arising, the Collections, each Lock-Box, each Blocked
Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids.
The Administrative Agent, on behalf of Blue Ridge, shall have, in addition to the rights and remedies that it may have under this
Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                    [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

                         AIRBORNE CREDIT, INC.,
                         as Seller

                         By: /s/Diane M. Hackler
                         Name: Diane M. Hackler
                         Title: Vice President

                         Address:
                              3101 Western Avenue
                              P.O. Box 662
                              Seattle, WA 98111-0662
                              Attention: President
                         Telephone: (206) 281-1003
                         Telecopy: (206) 281-1444

                         AIRBORNE EXPRESS, INC.,
                         as Servicer

                         By: /s/Diane M. Hackler
                         Name: Diane M. Hackler
                         Title: Treasurer

                         Address:
                              3101 Western Avenue
                              P.O. Box 662
                              Seattle, WA 98111-0662
                              Attention: Chief Financial Officer
                         Telephone: (206) 281-1003
                         Telecopy: (206) 281-1444

                         BLUE RIDGE ASSET FUNDING CORPORATION

                         BY:  WACHOVIA BANK, N.A.,
                              AS ATTORNEY-IN-FACT

                         By: /s/Brian M. Mellone
                         Name: Brian M. Mellone
                         Title: Vice President

                         Address: c/o Wachovia Bank, N.A., as
                                  Administrative Agent
                             191 Peachtree Street
                                  Mail Stop GA-423
         Atlanta, GA 30303
                                  Attention:
                             Asset-Backed Finance
                         Telephone:
                         Telecopy:

                         WACHOVIA BANK, N.A.,
                         as Administrative Agent

                         By: /s/Kenny Karpowicz
                         Name: Kenny Karpowicz
                         Title: Vice President

                         Address: 191 Peachtree Street
         Mail Stop GA-423
         Atlanta, GA 30303
                                  Attention:
                             Asset-Backed Finance
                         Telephone:
                         Telecopy:

                            EXHIBIT I

                           DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Adjusted Dilution Ratio" means, at any time, the rolling average of the Dilution Ratio for the twelve (12) Calculation Periods then most recently ended.

"Administrative Agent" has the meaning set forth in the preamble to this Agreement.

"Administrative Agent's Account" means account #8735-098787 at
Wachovia Bank, N.A., ABA #053100494.

"Adverse Claim" means a lien, security interest, charge or
encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under
direct or indirect common control with, such Person or any
Subsidiary of such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the
direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

"Aggregate Invested Amount" means, on any date of determination, the aggregate Invested Amount of all Receivable Interests
outstanding on such date.

"Aggregate Reduction" has the meaning specified in Section 1.3.

"Aggregate Unpaids" means, at any time, an amount equal to the sum of (i) the Aggregate Invested Amount, plus (ii) all Recourse
Obligations (whether due or accrued) at such time.

"Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

"Alternate Base Rate" means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-
half of one percent (0.50%) above the Federal Funds Rate.  For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

"Amortization Event" has the meaning specified in Article IX.

"Authorized Officer" means, with respect to any Person, its
president, corporate controller, treasurer, chief executive
officer or chief financial officer.

"Bank of America Blocked Account" means that depositary account number 1233386558 maintained in the name of the Seller with Bank of America and in which any Collections are collected or
deposited.

"Bank of Boston Blocked Account" means that depositary account number 580-35308 maintained in the name of the Seller with Bank of Boston and in which any Collections are collected or
deposited.

"Blocked Account Agreement" means an agreement substantially in the form of Exhibit VI among the Originator, Servicer, Seller, the Administrative Agent and a Blocked Account Bank.

"Blocked Account Bank" means, at any time, any of the banks
holding one or more Blocked Accounts.

"Blocked Accounts" mean the Bank of America Blocked Account, the
Bank of Boston Blocked Account and the Wachovia Blocked Account.

"Blue Ridge" has the meaning set forth in the preamble to this
Agreement.

"Blue Ridge's Portion" means, on any date of determination, the sum of the percentages represented by the Receivable Interests.

"Broken Funding Costs" means for any Receivable Interest which:
(i) has its Invested Amount reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any
Reduction Notice or (iii) is assigned by Blue Ridge to the
Liquidity Banks under the Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an
amount equal to the excess, if any, of (A) the CP Costs or Yield
(as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Administrative Agent to relate to such
Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of
clause (ii) above, the date such Aggregate Reduction was
designated to occur pursuant to the Reduction Notice) of the
Invested Amount of such Receivable Interest if such reduction, assignment or termination had not occurred or such Reduction
Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Invested Amount is allocated to another Receivable Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such
Invested Amount for the new Receivable Interest, and (y) to the
extent such Invested Amount is not allocated to another
Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable
Interest from investing the portion of such Invested Amount not so allocated.  All Broken Funding Costs shall be due and payable hereunder upon demand.

"Business Day" means any day on which banks are not authorized or required to close in New York, New York, Atlanta, Georgia, or
Columbus, Ohio, and The Depository Trust Company of New York is
open for business.

"Calculation Period" means a calendar month.

"Change of Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership
(within the meaning of Rule 13d-3 of the Securities and Exchange
Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Originator, or
(b) Originator ceases to own 100% of the outstanding shares of voting stock of Seller.

"Collection Notice" means a notice, in substantially the form of
Annex A to Exhibit VI, from the Administrative Agent to a Blocked
Account Bank.

"Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such
Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

"Commercial Paper" means promissory notes of Blue Ridge issued by
Blue Ridge in the commercial paper market.

"Contingent Obligation" of a Person means any agreement,
undertaking or arrangement by which such Person assumes,
guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

"Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

"CP Costs" means, for each day, the sum of (i) discount or
interest accrued on Pooled Commercial Paper on such day, plus
(ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or
financing facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding
Costs related to the prepayment of any investment of Blue Ridge pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper.  In addition to the foregoing costs, if Seller shall request any
Purchase during any period of time determined by the
Administrative Agent in its sole discretion, to result in
incrementally higher CP Costs applicable to such Purchase, the principal associated with any such Purchase shall, during such period, be deemed to be funded by Blue Ridge in a special pool
(which may include capital associated with other receivable
purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

"Credit and Collection Policy" means Seller's reasonable and customary credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof, as modified from time to time in accordance with this Agreement.

"Cut-Off Date" means the last day of a Calculation Period.

"Days Sales Outstanding" means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of
Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

"Deemed Collections" means Collections deemed received by Seller under Section 1.4(a).

"Default Horizon Ratio" means, as of any Cut-Off Date, the ratio
(expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originator during the immediately
preceding four Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-off Date.

"Default Rate" means a rate per annum equal to the sum of (i) the
Alternate Base Rate plus (ii) 2.00%, changing when and as the
Alternate Base Rate changes.

"Default Ratio" means, as of any Cut-Off Date, the ratio
(expressed as a percentage) computed by dividing (x) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (y)
the aggregate sales generated by the Originator during the
Calculation Period occurring four months prior to the Calculation
Period ending on such Cut-Off Date.

"Defaulted Receivable" means a Receivable:  (i) as to which the
Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be
written off Seller's books as uncollectible; (iii) as to which payments have been extended, or the terms of payment thereof rewritten, other than as permitted by Section 8.2(c); or (iv) as to which any payment, or part thereof, remains unpaid for 121 days or more from the original invoice date of such Receivable.

"Delinquency Ratio" means, at any time, a percentage equal to (i)
the aggregate Outstanding Balance of all Receivables that were
Delinquent Receivables at such time divided by (ii) the aggregate
Outstanding Balance of all Receivables at such time.

"Delinquent Receivable" means a Receivable as to which any
payment, or part thereof, remains unpaid for 91-120 days from the original invoice date of such Receivable.

"Delivery Order" means, with respect to any Lock-Box, a delivery order, in substantially the form attached hereto as Exhibit X, which permits the Person designated thereon to require delivery to such Person of all items in such Lock-Box.

"Dilution" means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section
1.4(a).

"Dilution Horizon Ratio" means as of any Cut-Off Date, a ratio
(expressed as a decimal), computed by dividing (i) the aggregate dollar amount of Receivables generated by the Originator for the two (2) most recent Settlement Periods by (ii) the Net Pool
Balance as of the most recent Cut-Off Date.

"Dilution Ratio" means, as of any Cut-Off Date, a ratio
(expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances due to Dilutions during the previous Calculation Period ending on such Cut-Off
Date, by (ii) the aggregate sales generated by the Originator during the second preceding Calculation Period prior to the
Calculation Period ending on such Cut-Off Date.

"Dilution Reserve" means, for any Calculation Period, the product
(expressed as a percentage) of:

     (a)  the sum of (i) two (2) times the Adjusted Dilution
Ratio as of the immediately preceding Cut-Off Date, plus (ii) the
Dilution Volatility Component as of the immediately preceding Cut-
Off Date, times

     (b)  the Dilution Horizon Ratio as of the immediately
preceding Cut-Off Date.

"Dilution Volatility Component" means the product (expressed as a percentage) of (i) the difference between (a) the highest three
(3)-month rolling average Dilution Ratio over the past 12
Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii)
a fraction, the numerator of which is equal to the amount
calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this
definition.

"Dollar" means lawful currency of the United States of America.

"Downgraded Liquidity Bank" means a Liquidity Bank which has been the subject of a Downgrading Event.

"Downgrading Event" with respect to any Person means the lowering of the rating with regard to the short-term securities of such
Person to below (i) A-1 by S&P, or (ii) P-1 by Moody's.

"Eligible Assignee" means a commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its
(or its holding company's) short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody's.

"Eligible Receivable" means, at any time, a Receivable:

     (a)  the Obligor of which (i) if a natural person, is a
resident of the United States or, if a corporation or other
business organization, has a billing address in the United
States; (ii) is not an Affiliate of any of Seller Parties or the
Originator; and (iii) is not a government or a governmental
subdivision or agency,

     (b)  [reserved],

     (c)  which is not a Defaulted Receivable;

     (d)  which is not a Delinquent Receivable on the date on
which it was acquired by the Seller from the Originator,

     (e)  which by its terms is due and payable within 60 days of the original invoice date therefor,

     (f)  the original term of which has not been extended and
has not had its unpaid balance adjusted more than once,

     (g)  as to which perfection of the Administrative Agent's
security interest therein is governed by the laws of a
jurisdiction where the UCC is in force, and which is an "account"
within the meaning of Section 9-106 of the UCC of all applicable jurisdictions,

     (h)  which is denominated and payable only in United States dollars in the United States,

     (i)  which arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by the Administrative Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the
related Obligor enforceable against such Obligor in accordance with its terms subject to no dispute, offset, counterclaim or other defense,

     (j)  which arises under a Contract which (i) does not
require the Obligor under such Contract to consent to the
transfer, sale, pledge or assignment of the rights of the
Originator or any of its assignees under such Contract, (ii) does not contain a confidentiality provision that purports to restrict the ability of Blue Ridge to exercise its rights under this
Agreement and (iii) to the extent that such Contract contains a confidentiality provision, permits disclosure of such Contract in accordance with applicable law,

     (k)  the sale of an undivided interest in which does not
contravene or conflict with any law,

     (l)  which arises under a Contract that contains an
obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of serves by the Originator,

     (m)  which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto
(including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection
practices and privacy) and with respect to which no party to the
Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable,

     (n)  which satisfies in all material respects all applicable requirements of the Credit and Collection Policy,

     (o)  which was generated in the ordinary course of the
Originator's business,

     (p)  which arises under a Contract solely from the sale of goods or the provision of services to the related Obligor by the
Originator, and not by any other Person (in whole or in part),

     (q)  as to which the Administrative Agent has not notified
Seller that the Administrative Agent has determined that such
Receivable or class of Receivables is not acceptable as an
Eligible Receivable, including, without limitation, because such
Receivable arises under a Contract that is not acceptable to the
Administrative Agent,

     (r)  which is not subject to any dispute, counterclaim,
right of rescission, set-off, counterclaim or any other defense
(including defenses arising out of violations of usury laws) of the applicable Obligor against the Originator or any other
Adverse Claim, and the Obligor thereon holds no right as against the Originator to cause the Originator to repurchase the goods or merchandise the sale of which shall have given rise to such
Receivable (except with respect to sale discounts effected
pursuant to the Contract, or defective goods returned in
accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the Originator or by a wholly-
owned Subsidiary of the Originator (thus giving rise to a
potential offset against such Receivables) may be treated as
Eligible Receivables to the extent that the Obligor of such
Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such
Receivables shall not be subject to such offset,]

     (s)  as to which the Originator has satisfied and fully
performed all obligations on its part with respect to such
Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

     (t)  as to which each of the representations and warranties in this Agreement and the Transaction Documents is true and
correct, and

     (u)  all right, title and interest to and in which has been validly transferred by the Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any
Adverse Claim.

"ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and any rule or regulation issued thereunder.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Performance Guarantor within the meaning of Section 414(b) or (c) of the Tax Code (and
Sections 414(m) and (o) of the Tax Code for purposes of
provisions relating to Section 412 of the Tax Code).

"Eurodollar Business Day" means any day on which dealings in dollar deposits are carried on in the London interbank market.

"Eurodollar Rate" means for any Tranche Period of a Liquidity
Funding, the rate per annum determined on the basis of the
offered rate for deposits in Dollars of amounts equal or
comparable to the principal amount of the related funding under the Liquidity Funding offered for a term comparable to such
Tranche Period, which rates appear on the Telerate Page 3750 effective as of 11:00 a.m., London time, two Eurodollar Business
Days prior to the first day of such Tranche Period, provided that if no such offered rates appear on such page, the Eurodollar Rate for such Tranche Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City,
selected by the Administrative Agent, at approximately 10:00
a.m., New York City time, two Eurodollar Business Days prior to the first day of such Tranche Period, for deposits in Dollars offered by leading European banks for a period comparable to such
Tranche Period in an amount comparable to the principal amount of such funding under a Liquidity Funding.

"Eurodollar Rate (Reserve Adjusted)"  means with respect to any
Tranche Period of a Liquidity Funding, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable Eurodollar
Rate for such Tranche Period by (ii) 1.0 minus the Eurodollar
Reserve Percentage.

"Eurodollar Reserve Percentage" means with respect to any Tranche
Period of a Liquidity Funding, the maximum reserve percentage, if any, applicable to the Liquidity Bank under Regulation D during such Tranche Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Tranche Period during which any such percentage shall be applicable) for determining the Liquidity Bank's reserve
requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Tranche Period consisting or included in the computation of "Eurocurrency Liabilities" pursuant to Regulation
D.  Without limiting the effect of the foregoing, the Eurodollar
Reserve Percentage shall reflect any other reserves required to be maintained by the Liquidity Bank by reason of any regulatory change.

"Event of Bankruptcy" shall be deemed to have occurred with
respect to a Person if either:

     (a)  a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such
Person, the appointment of a trustee, receiver, custodian,
liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or
adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60
consecutive days; or an order for relief in respect of such
Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect;
or

     (b)  such Person shall commence a voluntary case or other
proceeding under any applicable bankruptcy, insolvency,
reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the
appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

"Facility Account" means Seller's account no. 8736000912 at
Wachovia.

"Facility Termination Date" means the earliest to occur of (i)
the day on which any of the conditions precedent set forth in
Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Seller Party, (iii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Amortization Event, (iv) the date which is 30 Business
Days after the Administrative Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement, (v) the date that is three years from the
effective date of this Agreement, (vi) the Liquidity Termination
Date and (vii) the date on which the Purchaser shall become an
"investment company" within the meaning of the Investment Company
Act of 1940.

"Federal Bankruptcy Code" means Title 11 of the United States
Code entitled "Bankruptcy," as amended and any successor statute thereto.

"Federal Funds Rate" means, for any period, a fluctuating
interest rate per annum for each day during such period (rounded upwards if necessary, to the next higher 1/100th of 1%) equal to
(i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the
Federal Reserve Bank of New York in the Composite Closing
Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average rate of the quotations at approximately 11:30 a.m. (New
York time) for such day on such transactions received by the
Administrative Agent from three federal funds brokers of
recognized standing selected by it.

"Fee Letter" means that certain letter agreement dated as of
December 28, 2000 among Seller, Originator and the Administrative
Agent, as it may be amended, restated or otherwise modified and in effect from time to time.

"Final Payout Date" means the date on which all Aggregate Unpaids have been paid in full and the Purchase Limit has been reduced to zero.

"Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an
Obligor pursuant to such Contract.

"Funding Agreement" means (i) this Agreement, (ii) the Liquidity
Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of Blue Ridge.

"Funding Source" means (i) any Liquidity Bank or (ii) any
insurance company, bank or other funding entity providing
liquidity, credit enhancement or back-up purchase support or facilities to Blue Ridge.

"GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

"Incremental Purchase" means a purchase of one or more Receivable
Interests which increases the total outstanding Aggregate
Invested Amount hereunder.

"Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts
payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap,
exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

"Indemnified Amounts" has the meaning specified in Section 10.1.

"Indemnified Party" has the meaning specified in Section 10.1.

"Independent Director" shall mean a member of the Board of
Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years:  (A) a director, officer, employee or affiliate of the Performance Guarantor, the
Originator or any of their respective Subsidiaries or Affiliates
(other than Seller), or (B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, the Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights.

"Invested Amount" of any Receivable Interest means, at any time,
(A) the Purchase Price of such Receivable Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Administrative Agent which in each case are
applied to reduce such Invested Amount in accordance with the terms and conditions of this Agreement; provided that such
Invested Amount shall be restored (in accordance with Section
2.5) in the amount of any Collections or other payments so
received and applied if at any time the distribution of such
Collections or payments are rescinded, returned or refunded for any reason.

"Liquidity Agreement" means that certain Liquidity Asset Purchase
Agreement dated as of December 28, 2000, by and among Blue Ridge, the Administrative Agent and the banks from time to time party thereto, as the same may be amended, restated and/or otherwise modified from time to time in accordance with the terms thereof.

"Liquidity Bank" means each bank from time to time party to the
Liquidity Agreement (other than the Administrative Agent acting in its capacity as the Administrative Agent thereunder).

"Liquidity Commitment" means, as to each Liquidity Bank, its commitment under the Liquidity Agreement.  The Liquidity
Commitments, in the aggregate, shall equal 102% of the Purchase
Limit hereunder.

"Liquidity Funding" means a purchase by any Liquidity Bank
pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, a Receivable Interest.

"Liquidity Termination Date" means the earlier to occur of the following:

     (a)  the date on which the Liquidity Banks' Liquidity
Commitments expire, cease to be available to Blue Ridge or
otherwise cease to be in full force and effect; or

     (b)  the date on which a Downgrading Event with respect to a
Liquidity Bank shall have occurred and been continuing for not less than 45 days, and either (i) the Downgraded Liquidity Bank shall not have been replaced by an Eligible Assignee pursuant to the Liquidity Agreement, or (ii) the Liquidity Commitment of such
Downgraded Liquidity Bank shall not have been funded or
collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.

"Lock-Box" means each locked postal box which is listed on
Exhibit IV.

"Loss Reserve" means, for any Calculation Period, the product
(expressed as a percentage) of (a) 2.0, times (b) the highest three-month rolling average Default Ratio during the 12
Calculation Periods ending on the immediately preceding Cut-Off
Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

"Material Adverse Effect" means a material adverse effect on (i)
the financial condition or operations of any Seller Party and its
Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement or the Performance Guarantor to perform its obligations under the Performance Undertaking (iii)
the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) the Administrative Agent's
security interest, for the benefit of the Secured Parties, in the
Receivables generally or in any significant portion of the
Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

"Material Indebtedness" has the meaning set forth in Section
9.1(f).

"Monthly Report" means a report, in substantially the form of
Exhibit VIII hereto (appropriately completed), furnished by the
Servicer to the Administrative Agent pursuant to Section 8.5.

"Monthly Reporting Date" means the first Friday after the third
Monday of each calendar month after the date of this Agreement
(or if any such day is not a Business Day, the next succeeding
Business Day thereafter).

"Moody's" means Moody's Investors Service, Inc.

"Net Pool Balance" means, at any time, the aggregate Outstanding
Balance of all Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible
Receivables of each Obligor and its Affiliates exceeds the
Obligor Concentration Limit for such Obligor.

"Obligor" means a Person obligated to make payments pursuant to a
Contract.

"Obligor Concentration Limit" means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable
concentration limit shall be determined as follows: (a) for
Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody's (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

                                         Allowable % of
        S&P Rating      Moody's Rating      Eligible
                                           Receivables
           A-1+              P-1               10%
            A-1              P-1               8%
            A-2              P-2               6%
            A-3              P-3               3%
     Below A-3 or Not    Below P-3 or
      Rated by either    Not Rated by          3%
      S&P or Moody's    either S&P or
                           Moody's

provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two, (ii) if any
Obligor is not rated by either S&P or Moody's, the applicable
Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (iii) subject to satisfaction of the Rating Agency Condition and/or an increase in the
percentage set forth in clause (a)(i) of the definition of
"Required Reserve," upon the Seller's request from time to time, the Administrative Agent may agree to a higher percentage of
Eligible Receivables for a particular Obligor and its Affiliates
(each such higher percentage, a "Special Concentration Limit"), it being understood that any Special Concentration Limit may be cancelled by the Administrative Agent upon not less than five (5)
Business Days' written notice to the Seller Parties.

"Originator" means Airborne Express, Inc., in its capacity as seller under the Receivables Sale Agreement.

"Other Costs" has the meaning set forth in Section 10.3.

"Other Customers" has the meaning set forth in Section 10.4.

"Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof, excluding all late payment charges, delinquency charges and extension or collection fees.

"PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

"Pension Plan" means a pension plan (as defined in Section 3(2)
of ERISA) subject to Title IV of ERISA which the Performance
Guarantor or any of its ERISA Affiliates sponsors or maintains, or to which it makes, is making, or is obligated to make
contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

"Performance Guarantor" means Airborne, Inc., a Delaware
corporation.

"Performance Undertaking" means that certain Performance
Undertaking, dated as of December 28, 2000 by Performance
Guarantor in favor of Seller, substantially in the form of
Exhibit VII, as the same may be amended, restated or otherwise modified from time to time.

"Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock
company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Plan" means an employee benefit plan (as defined in Section 3(3)
of ERISA) which the Performance Guarantor or any of its ERISA
Affiliates sponsors or maintains or to which the Performance
Guarantor or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.

"Pooled Commercial Paper" means all short-term Commercial Paper issued by the Purchaser from time to time, subject to any pooling arrangement by the Purchaser, but excluding short-term Commercial
Paper issued by the Purchaser both for a tenor and in an amount specifically requested by any Person in connection with any
receivables purchase facility effected by the Purchaser.

"Prime Rate" means an interest rate per annum so denominated and set by Wachovia from time to time as an interest rate basis for the borrowings.  The Prime Rate is but one of several interest rates used by Wachovia.  Wachovia lends at interest rates above and below the Prime Rate.

"Proposed Reduction Date" has the meaning set forth in Section
1.3.

"Purchase" means an Incremental Purchase or a Reinvestment.

"Purchase Date" means each Business Day on which a Purchase is made hereunder.

"Purchase Limit" means up to $200,000,000.

"Purchase Notice" has the meaning set forth in Section 1.2.

"Purchase Price" means, with respect to any Incremental Purchase of a Receivable Interest, the amount paid to Seller for such
Receivable Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice,
(ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Pool
Balance (less the Required Reserve) on the applicable purchase date over the aggregate outstanding amount of Aggregate Invested
Amount determined as of the date of the most recent Monthly
Report, taking into account such proposed Incremental Purchase.

"Purchased Assets" means all of Seller's right, title and
interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the
Collections and all proceeds of the foregoing.

"Purchaser" means Blue Ridge Asset Funding Corporation and its successors and assigns.

"Rating Agency Condition" means that Blue Ridge has received written notice from S&P and Moody's that an amendment, a change or a waiver will not result in a withdrawal or downgrade of the then current ratings on Blue Ridge's Commercial Paper.

"Receivable" means all indebtedness and other obligations owed to
Seller or the Originator (at the time it arises, and before
giving effect to any transfer or conveyance under the Receivables
Sale Agreement) or in which Seller or the Originator has a
security interest or other interest, including, without
limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by the Originator and further includes, without
limitation, the obligation to pay any Finance Charges with
respect thereto.  Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a
Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

"Receivable Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Invested Amount, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable.  Each such
undivided percentage interest shall equal:

                          IA + RR
                            NPB

          where:

          IA   = the Invested Amount of such Receivable Interest.

          NPB  = the Net Pool Balance.

          RR   = the Required Reserve.

Such undivided percentage ownership interest shall be initially computed on its date of purchase.  Thereafter, until the Facility
Termination Date, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the
Facility Termination Date.  The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the
Facility Termination Date shall remain constant at all times thereafter.

"Receivables Sale Agreement" means that certain Receivables Sale
Agreement, dated as of December 28, 2000, among the Originator and Seller, as the same may be amended, restated or otherwise modified from time to time.

"Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information
(including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security
therefor and the related Obligor.

"Recourse Obligations" has the meaning set forth in Section 2.1.

"Reduction Notice" has the meaning set forth in Section 1.3.

"Regulatory Change" has the meaning set forth in Section 10.2.

"Reinvestment" has the meaning set forth in Section 2.2.

"Related Security" means, with respect to any Receivable:

     (a)  all of Seller's interest in the inventory and goods
(including returned or repossessed inventory or goods), if any, the sale of which by the Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

     (b)  all other security interests or liens and property
subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all
financing statements and security agreements describing any
collateral securing such Receivable,

     (c)  all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

     (d)  all service contracts and other contracts and
agreements associated with such Receivable,

     (e)  all Records related to such Receivable,

     (f)  all of Seller's right, title and interest in, to and
under the Receivables Sale Agreement in respect of such
Receivable and all of Seller's right, title and interest in, to and under the Performance Undertaking.

     (g)  all proceeds of any of the foregoing.

"Required Liquidity Banks" means, at any time, Liquidity Banks with Liquidity Commitments in excess of 50% of the aggregate amount of all Liquidity Commitments.

"Required Notice Period" means the number of days required notice set forth below applicable to the Aggregate Reduction indicated
below:

           Aggregate Reduction    Required Notice
                                       Period

          up to 25% of the        2 Business Days
          Purchase Limit

          25% and up to 50% of    5 Business Days
          the Purchase Limit

          50% or more of the      10 Business Days
          Purchase Limit

"Required Reserve" means, on any day during a Calculation Period, the product of (a) the greater of (i) the Required Reserve Factor
Floor and (ii) the sum of the Loss Reserve, the Yield Reserve,
the Dilution Reserve and the Servicing Reserve, times (b) the Net
Pool Balance as of such date.

"Required Reserve Factor Floor" means the sum of (a) 12.0% and
(b) the product of (i) the Adjusted Dilution Ratio and (ii) the
Dilution Horizon Ratio.

"Restricted Junior Payment" means (i) any dividend or other
distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding,
(iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the
Subordinated Loans (as defined in the Receivables Sale
Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding
warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v)
any payment of management fees by Seller (except for reasonable management fees to the Originator or its Affiliates in
reimbursement of actual management services performed).

"Review" has the meaning specified in Section 7.1(d).

"S&P" means Standard and Poor's Ratings Services, a division of
The McGraw Hill Companies, Inc.

"Secured Parties" means the Indemnified Parties.

"Seller" has the meaning set forth in the preamble to this
Agreement.

"Seller Parties" has the meaning set forth in the preamble to this Agreement.

"Servicer" means at any time the Person (which may be the
Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

"Servicing Fee" means, for each day in a Calculation Period:

     (a)  an amount equal to (i) 0.50% per annum or 1.0% if the original Servicer is replaced (the "Servicing Fee Rate") times
(ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such
Calculation Period, times (iii) 1/360; or

     (b)  on and after the Servicer's reasonable request made at any time when no Airborne affiliate is acting as Servicer
hereunder, an alternative amount specified by the successor
Servicer not exceeding (i) 110% of such successor Servicer's reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (ii) the number of days in the current Calculation Period.

"Servicing Fee Rate" means 1.0% per annum.

"Servicing Reserve" means, for any Calculation Period, the
product (expressed as a percentage) of (a) the Servicing Fee
Rate, times (b) a fraction, the numerator of which is the highest
Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

"Settlement Date" means (A) the 2nd Business Day after each
Monthly Reporting Date, and (B) the last day of the relevant
Tranche Period in respect of each Receivable Interest funded through a Liquidity Funding, provided however, with respect to any Tranche Period for any Receivable Interest funded through a
Liquidity Funding that is six months, the Settlement Date for such Tranche Period shall occur on the last day of the third
(3rd) month of such Tranche Period and on the last day of such
Tranche Period.

"Settlement Period" means (A) in respect of each Receivable
Interest funded through the issuance of Commercial Paper, the immediately preceding Calculation Period, and (B) in respect of each Receivable Interest funded through a Liquidity Funding, the entire Tranche Period of such Liquidity Funding.

"Subsidiary" of a Person means (i) any corporation more than 50%
of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or
indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii)
any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

"Tax Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

"Terminating Tranche" has the meaning set forth in Section
4.3(b).

"Tranche Period" means, with respect to any Receivable Interest funded through a Liquidity Funding:

     (a)  if Yield for such Receivable Interest is calculated on the basis of the Eurodollar Rate (Reserve Adjusted), a period of one, two, three or six months, or such other period as may be mutually agreeable to the Administrative Agent and Seller,
commencing on a Business Day selected by Seller or the
Administrative Agent pursuant to this Agreement.  Such Tranche
Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such
Tranche Period, provided, however, that if there is no such
numerically corresponding day in such succeeding month, such
Tranche Period shall end on the last Business Day of such
succeeding month; or

     (b)  if Yield for such Receivable Interest is calculated on the basis of the Alternate Base Rate, a period commencing on a
Business Day selected by the Administrative Agent, commencing on the day such Liquidity Funding occurs, provided that no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business
Day, such Tranche Period shall end on the next succeeding
Business Day, provided, however, that in the case of Tranche
Periods corresponding to the Eurodollar Rate (Reserve Adjusted), if such next succeeding Business Day falls in a new month, such
Tranche Period shall end on the immediately preceding Business
Day.  In the case of any Tranche Period which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Tranche
Period shall end on the Facility Termination Date.  The duration of each Tranche Period which commences after the Facility
Termination Date shall be of such duration as selected by the
Administrative Agent.

"Transaction Documents" means, collectively, this Agreement, each
Purchase Notice, the Receivables Sale Agreement, each Blocked
Account Agreement, the Performance Undertaking, the Fee Letter,
each Subordinated Note (as defined in the Receivables Sale
Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

"UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

"Unmatured Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would
constitute an Amortization Event.

"Wachovia" means Wachovia Bank, N.A. in its individual capacity and its successors.

"Wachovia Blocked Account" means, collectively, those depositary account numbers 8735-028902 and 8736-000912 maintained in the name of the Seller with Wachovia and in which any Collections are collected or deposited.

"Yield" means for each Tranche Period relating to a Receivable
Interest funded through a Liquidity Funding, an amount equal to the product of the applicable Yield Rate for such Receivable
Interest multiplied by the Invested Amount of such Receivable
Interest for each day elapsed during such Tranche Period,
annualized on a 360 day basis.

"Yield Rate" means, with respect to each Receivable Interest funded through a Liquidity Funding, the Eurodollar Rate (Reserve
Adjusted), the Alternate Base Rate or the Default Rate, as
applicable.

"Yield Reserve" means, for any Calculation Period, the product
(expressed as a percentage) of (i) 1.5 times (ii) the Alternate
Base Rate as of the immediately preceding Cut-Off Date times
(iii) a fraction the numerator of which is the highest Days Sales
Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                           EXHIBIT II

                     FORM OF PURCHASE NOTICE

                      Airborne Credit, Inc.

                         PURCHASE NOTICE
                   dated ______________, 20__
             for Purchase on ________________, 20__

Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E., GA-423
Atlanta, Georgia 30303

Attention:  ____________, Fax No. (404) _______
With a copy to:  John Dillon, Fax No. (336) ______________

Ladies and Gentlemen:

     Reference is made to the Receivables Purchase Agreement
dated as of December 28, 2000 (as amended, supplemented or
otherwise modified from time to time, the "Receivables Purchase
Agreement") among Airborne Credit, Inc. (the "Seller"), Airborne
Express, Inc. (the "Servicer"), Blue Ridge Asset Funding
Corporation, and Wachovia Bank N.A., as Administrative Agent.
Capitalized terms defined in the Receivables Purchase Agreement are used herein with the same meanings.

     1.   The [Servicer, on behalf of the] Seller hereby
certifies, represents and warrants to the Administrative Agent and Blue Ridge that on and as of the Purchase Date (as
hereinafter defined):

     (a)  all applicable conditions precedent set forth in
Article VI of the Receivables Purchase Agreement have been
satisfied;

     (b)  each of its representations and warranties contained in
Section 5.1 of the Receivables Purchase Agreement will be true and correct, in all material respects, as if made on and as of the Purchase Date;

     (c)  no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes an
Amortization Event or Unmatured Amortization Event;

     (d)  the Facility Termination Date has not occurred; and

     (e)  after giving effect to the Purchase requested below,
the Aggregate Invested Amount will not exceed the Purchase Limit and the aggregate Receivable Interests will not exceed 100%.

     2.   The [Servicer, on behalf of the] Seller hereby requests
that Blue Ridge make a Purchase on ___________, 20__ (the
"Purchase Date") as follows:

     (a)  Purchase Price:  $_____________

     (b)  If the Purchase is funded with a Liquidity Funding,
[Servicer on behalf of the] Seller requests that the Invested
Amount (which will initially accrue Yield at the Alternate Base
Rate) begin to accrued Yield at a Eurodollar Rate (Reserve
Adjusted) for a Tranche Period of _____ months on the third
Business Day after the Purchase Date).

     3.   Please disburse the proceeds of the Purchase as
follows:

[Apply $________ to payment of Aggregate Unpaids due on the
Purchase Date].
[Wire transfer $________ to account no. ________ at ___________
Bank, in [city, state], ABA No. __________, Reference:
________].

     IN WITNESS WHEREOF, the [Servicer, on behalf of the] Seller has caused this Purchase Request to be executed and delivered as of this ____ day of ___________, _____.

                         [_______________________, as Servicer,
                    on behalf of:]      ____________., as Seller

                         By:
                         Name:
                         Title:

                           EXHIBIT III

     PLACES OF BUSINESS OF THE SELLER; LOCATIONS OF RECORDS;

             FEDERAL EMPLOYER IDENTIFICATION NUMBER

Places of Business:

     Airborne Credit, Inc.
     21240 Ridgetop Circle
     Sterling, VA 20166

     Tel.:

Locations of Records:

     Airborne Credit, Inc.
     21240 Ridgetop Circle
     Sterling, VA 20166

     Tel.:

And:
     Airborne Credit, Inc.
     3101 Western Avenue
     Seattle, WA 98121-1043

     Mailing Address:
     P.O. Box 662
     Seattle, WA 98111-0662

     Tel.: (206) 830-4600

Federal Employer Identification Number:

     Airborne Credit, Inc.: EIN #

Legal, Trade and Assumed Names:

     Airborne Credit, Inc.

                           EXHIBIT IV

                  LOCK-BOXES & BLOCKED ACCOUNTS

      Lock-Box            Related Blocked Account
                       Name of Current Account
Airborne Credit, Inc.  Holder:
(Current Name:         Airborne Freight Corporation
Airborne Express)
P.O Box 91001          Bank of America, N.T.S.A.
Seattle, WA 98111      Account Number:  1233386558
                       ABA Number:  121000358
                       Contact Person:  Aaron Van
                       Antwerp
                       Contact's Tel:  (925)  675-
                       7052
                       Contact's Fax:  (877) 681-
                       1132
                       Name of Current Account
                       Holder:
                       Airborne Freight Corp.

                       Wachovia Bank, N.A.
                       Account Number:  8736-000912
                       ABA Number:  053100494
                       Contact Person:  Betty Howard
                       Contact's Tel:  (404) 332-
                       6458
                       Contact's Fax:  (404) 332-
                       5253
                       Name of Current Account
                       Holder:
                       Airborne Freight Corporation

                       Wachovia Bank, N.A.
                       Account Number:  8735-028902
                       ABA Number:  053100494
                       Contact Person:  Betty Howard
                       Contact's Tel:  (404) 332-
                       6458
                       Contact's Fax:  (404) 332-
                       5253
                       Name of Current Account
                       Holder:
                       Airborne Freight Corporation

                       Bank of Boston, a ________
                       banking association
                       Account Number:  580-35308
                       ABA Number:  011000390
                       Contact Person:
                       _________________
                       Contact's Tel:  (
                       )_______________
                       Contact's Fax:  (
                       )_______________

                            EXHIBIT V

                 FORM OF COMPLIANCE CERTIFICATE

To:  Wachovia Bank, N.A., as Administrative Agent

     This Compliance Certificate is furnished pursuant to that
certain Receivables Purchase Agreement dated as of December 28,
2000 among Airborne Credit, Inc. (the "Seller"), Airborne
Express, Inc. (the "Servicer"), Blue Ridge Asset Funding
Corporation and Wachovia Bank, N.A., as administrative Agent (the
"Agreement").

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.   I am the duly elected _________________ of Seller.

     2.   I have reviewed the terms of the Agreement and I have
made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its
Subsidiaries during the accounting period covered by the attached financial statements.

     3.   The examinations described in paragraph 2 did not
disclose, and I have no knowledge of, the existence of any
condition or event which constitutes an Amortization Event or
Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].

     4.   Schedule I attached hereto sets forth financial data
and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     [5.  Described below are the exceptions, if any, to
paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with
respect to each such condition or event:  ____________________]
     The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements
delivered with this Certificate in support hereof, are made and delivered as of ______________, 20__.

                              By:
                              Name:
                              Title:
              SCHEDULE I TO COMPLIANCE CERTIFICATE

     A.   Schedule of Compliance as of __________, ____ with
Section ___ of the Agreement.  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     This schedule relates to the month ended: _______________
                           EXHIBIT VI

                FORM OF BLOCKED ACCOUNT AGREEMENT

                    BLOCKED ACCOUNT AGREEMENT

                       _____________, 2000

[Blocked Account Bank Name]
[Blocked Account Bank Address]

Attn:  ____________________
Fax No. (___) ______________

     Re:  [Name of current Blocked Account owner]/Airborne
Credit, Inc.

Ladies and Gentlemen:

     Reference is hereby made to the bank account[s] number[ed]
___________ (each, a "Blocked Account") of which [Blocked Account
Bank Name], a _________ banking association (hereinafter "you"), has exclusive control for the purpose of processing deposits therefrom pursuant to the [Account Agreement] originally by and between Airborne Express, Inc. (the "Company") and you (the
"Account Agreement").

     1.   The Company hereby informs you that it has transferred
to its affiliate, Airborne Credit, Inc., an Ohio corporation (the
"Seller") all of the Company's right, title and interest in and to the items from time to time deposited in the Blocked Account, but that the Company has agreed to continue to service the
receivables giving rise to such items.  Accordingly, the Company and Seller hereby request that the name of the Blocked Account be changed to "Airborne Credit, Inc."  Seller hereby further advises you that it has pledged the receivables giving rise to such items to Wachovia Bank, N.A., as administrative agent for various
parties (in such capacity, the "Administrative Agent") and has granted a security interest to the Administrative Agent on behalf the Secured Parties in all of Seller's right, title and interest in and to the Blocked Account and the funds therein.

     2.   Each of the Company and Seller hereby irrevocably
instructs you, and you hereby agree, that upon receiving notice from the Administrative Agent in the form attached hereto as
Annex A:

          (i)  the name of the Blocked Account will be changed to
     "Wachovia Bank, N.A., as Administrative Agent" (or any
     designee of the Administrative Agent), and the
     Administrative Agent will have exclusive ownership of and
     access to the Blocked Account and none of the Company,
     Seller, nor any of their respective affiliates will have any control of the Blocked Account or any access thereto, (ii)
     you will transfer monies on deposit in the Blocked Account to the following account:

     Bank Name:          Wachovia Bank, N.A.
     Location:      Winston-Salem, SC
     ABA Routing No.:    ABA # 053100494
     Credit Account No.: For credit to Blue Ridge Asset Funding
Account #8735-098787.
                    Reference:  Blue Ridge/Airborne Credit, Inc.
                    Attention:  John Dillon, tel. (336) 732-2690

or to such other account as the Administrative Agent may specify,
(iii) all services to be performed by you under the Account
Agreement will be performed on behalf of the Administrative
Agent, and (iv) all correspondence or other mail which you have agreed to send to the Company or Seller will be sent to the
Administrative Agent at the following address:

          Wachovia Bank, N.A., as Administrative Agent
          191 Peachtree Street
          Mail Stop GA-423
          Atlanta, GA  30303
          Attn:  Elizabeth K. Wagner,
          Asset-Backed Finance
          FAX:  (404) 332- 5152

     Moreover, upon such notice, the Administrative Agent will
have all rights and remedies given to the Company (and Seller, as the Company's assignee) under the Account Agreement.  The Company agrees, however, to continue to pay all fees and other
assessments due thereunder at any time.

     3.   You hereby acknowledge that monies deposited in the
Blocked Account or any other account established with you by the
Administrative Agent for the purpose of receiving funds from the
Blocked Account are subject to the liens of the Administrative
Agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against the Company or Seller except that you may debit the Blocked
Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

     4.   You will be liable only for direct damages in the event
you fail to exercise ordinary care.  You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a
commercially reasonable practice of the banking industry.  You shall not be liable for any special, indirect or consequential damages, even if you have been advised of the possibility of these damages.

     5.   The parties acknowledge that you may assign or transfer
your rights and obligations hereunder solely to a wholly-owned subsidiary of [insert name of Blocked Account Bank's holding company].

     6.   Seller agrees to indemnify you for, and hold you
harmless from, all claims, damages, losses, liabilities and
expenses, including legal fees and expenses, resulting from or with respect to this letter agreement and the administration and maintenance of the Blocked Account and the services provided hereunder, including, without limitation:  (a) any action taken, or not taken, by you in regard thereto in accordance with the terms of this letter agreement, (b) the breach of any
representation or warranty made by Seller pursuant to this letter agreement, (c) any item, including, without limitation, any
automated clearinghouse transaction, which is returned for any reason, and (d) any failure of Seller to pay any invoice or
charge to you for services in respect to this letter agreement and the Blocked Account or any amount owing to you from Seller with respect thereto or to the service provided hereunder.

     7.   THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
_________, WHICH STATE SHALL BE YOUR "LOCATION" FOR PURPOSES OF
THE UNIFORM COMMERCIAL CODE FROM AND AFTER JULY 1, 2001.  This
letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

     8.   This letter agreement contains the entire agreement
between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged,
except upon execution by all parties hereto of a written
instrument so providing.  In the event that any provision in this letter agreement is in conflict with, or is inconsistent with, any provision of the Account Agreement, this letter agreement will exclusively govern and control.  Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.
     Please indicate your agreement to the terms of this letter agreement by signing in the space provided below.  This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                              Very truly yours,

                              AIRBORNE EXPRESS, INC.

                              By:
                              Name:
                              Title:

Acknowledged and agreed to as of the
date first above written:

[BLOCKED ACCOUNT BANK]

By:
Name:
Title:

WACHOVIA BANK, N.A., AS ADMINISTRATIVE AGENT

By:
Name:
Title:

AIRBORNE CREDIT, INC.

By:
Name:
Title:

                             ANNEX A
                         FORM OF NOTICE

           [On letterhead of the Administrative Agent]

                             [Date]

[Blocked Account Bank Name]
[Blocked Account Bank Address]

Attn:  ____________________
Fax No. (___) ______________

     Re:  [Name of current Blocked Account owner]/Airborne
Express, Inc.

Ladies and Gentlemen:

     We hereby notify you that we are exercising our rights
pursuant to that certain letter agreement dated December 28, 2000
(the "Letter Agreement") among [Name of current Blocked Account
Owner], Airborne Credit, Inc., you and us, to have the name of, and to have exclusive ownership and control of, account no.
__________ identified in the Letter Agreement (the "Blocked
Account") maintained with you, transferred to us.  The Blocked
Account will henceforth be a zero-balance account, and funds deposited in the Blocked Account should be sent at the end of each day to the account specified in Section 2 of the Letter
Agreement, or as otherwise directed by the undersigned.  You have further agreed to perform all other services you are performing under the "Account Agreement" (as defined in the Letter
Agreement) on our behalf.

     We appreciate your cooperation in this matter.

                              Very truly yours,

                              WACHOVIA BANK, N.A.,
                              AS ADMINISTRATIVE AGENT

                              By:
                              Name:
                              Title:

                 FORM OF PERFORMANCE UNDERTAKING

          THIS PERFORMANCE UNDERTAKING (this "Undertaking"),
dated as of December 28, 2000, is executed by Airborne, Inc., a
Delaware corporation (the "Performance Guarantor") in favor of
Airborne Credit, Inc., a Virginia corporation (together with its successors and assigns, "Recipient").

                            RECITALS

1.   Airborne Express, Inc. ("Airborne Express" or the
  "Originator"), and Recipient have entered into a Receivables Sale
  Agreement, dated as of December 28, 2000 (as amended, restated or otherwise modified from time to time, the "Sale Agreement"), pursuant to which Originator, subject to the terms and conditions contained therein, is selling and/or contributing its right, title and interest in its accounts receivable to Recipient.

2.   Performance Guarantor owns one hundred percent (100%) of the capital stock of the Originator and Recipient and accordingly,
  Performance Guarantor, is expected to receive substantial direct and indirect benefits from its sale or contribution of
  receivables to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).

3.   As an inducement for Recipient to acquire Originator's
  accounts receivable pursuant to the Sale Agreement, Performance
  Guarantor has agreed to guaranty the due and punctual performance by Originator of its obligations under the Sale Agreement, as well as Airborne Express's Servicing Related Obligations (as hereinafter defined).

4.   Performance Guarantor wishes to guaranty the due and
  punctual performance by Originator of its obligations to
  Recipient under or in respect of the Sale Agreement and Airborne
  Express' Servicing Related Obligations (as hereinafter defined), as provided herein.

                            AGREEMENT

          NOW, THEREFORE, Performance Guarantor hereby agrees as
follows:

          Section 1.  Definitions.  Capitalized terms used herein
and not defined herein shall the respective meanings assigned thereto in the Sale Agreement or the Receivables Purchase
Agreement (as hereinafter defined).  In addition:

          "Guaranteed Obligations" means, collectively:  (a) all
covenants, agreements, terms, conditions and indemnities to be performed and observed by the Originator under and pursuant to the Receivables Sale Agreement and each other document executed and delivered by the Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by the Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (b) all obligations of
Airborne Express (i) as Servicer under the Receivables Purchase
Agreement, dated as of December 28, 2000 by and among Recipient, as Seller, Airborne Express, Inc., as Servicer, Blue Ridge Asset
Funding Corporation, as Purchaser and Wachovia Bank, N.A., as
Administrative Agent (the "Administrative Agent") (as amended, restated or otherwise modified, the "Receivables Purchase
Agreement" and, together with the Sale Agreement, the
"Agreements") or (ii) which arise pursuant to Sections 8.2, 8.3 or 14.3(a) of the Receivables Purchase Agreement as a result of its termination as Servicer (all such obligations under this clause (b), collectively, the "Servicing Related Obligations").

          Section 2.  Guaranty of Performance of Guaranteed
Obligations.  Performance Guarantor hereby guarantees to
Recipient, the full and punctual payment and performance by the
Originator of its Guaranteed Obligations.  This Undertaking is an
absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of the
Originator under the Agreements and each other document executed and delivered by the Originator pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by the Originator to
Recipient, the Administrative Agent or the Purchaser from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the
Administrative Agent or the Purchaser  in favor of the Originator or any other Person or other means of obtaining payment.  Should the Originator default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of the
Guaranteed Obligations and cause any payment of Guaranteed
Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor.  Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be
responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by the Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related
Obligor; provided that nothing herein shall relieve the
Originator from performing in full its Guaranteed Obligations under the Agreements or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

          Section 3.  Performance Guarantor's Further Agreements
to Pay.  Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to
Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by
Recipient in connection with the Guaranteed Obligations, this
Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest
(computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

          Section 4.  Waivers by Performance Guarantor.
Performance Guarantor waives notice of acceptance of this
Undertaking, notice of any action taken or omitted by Recipient
(or its assigns) in reliance on this Undertaking, and any
requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any
Termination Event, Amortization Event, other default or omission by the Originator or asserting any other rights of Recipient under this Undertaking.  Performance Guarantor warrants that it has adequate means to obtain from the Originator, on a continuing basis, information concerning the financial condition of such
Originator, and that it is not relying on Recipient to provide such information, now or in the future.  Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral.  Recipient
(and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this
Undertaking, to deal with the Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as
Recipient in its sole discretion deems fit, and to this end
Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following:  (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed
Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event,
Amortization Event, or default with respect to the Guaranteed
Obligations or any part thereof or any agreement relating
thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without
consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof;
(e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or
validity of any agreement relating thereto or with respect to the
Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any
payment Obligations of the Originator or any part thereof or amounts which are not covered by this Undertaking even though
Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of such Originator or to amounts which are not covered by this
Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against the Originator in connection herewith or any unrelated
transaction; (h) any assignment or transfer of the Guaranteed
Obligations or any part thereof; or (i) any failure on the part of the Originator to perform or comply with any term of the
Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission
referred to in the foregoing clauses (a) through (i) of this
Section 4.

          Section 5.  Unenforceability of Guaranteed Obligations
Against Originators.  Notwithstanding (a) any change of ownership of the Originator or the insolvency, bankruptcy or any other change in the legal status of the Originator; (b) the change in or the imposition of any law, decree, regulation or other
governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of the Originator or
Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this
Undertaking; or (d) if any of the moneys included in the
Guaranteed Obligations have become irrecoverable from the
Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this
Undertaking shall nevertheless be binding on Performance
Guarantor.  This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the
Originator or for any other reason with respect to the
Originator, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

          Section 6.  Representations and Warranties.
Performance Guarantor hereby represents and warrants to Recipient that:

          (a)  Existence and Standing.  Performance Guarantor is
a corporation duly organized, validly existing and in good
standing under the laws of its state of incorporation.
Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

          (b)  Authorization, Execution and Delivery; Binding
Effect.  The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations
hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part.  This Undertaking has been duly executed and delivered by
Performance Guarantor.  This Undertaking constitutes the legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with its terms,
except as such enforcement may be limited by applicable
bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by
general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c)  No Conflict; Government Consent.  The execution
and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder do not contravene or violate (i) its certificate or articles of incorporation or by-
laws, (ii) any law, rule or regulation applicable to it, (iii)
any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Performance Guarantor or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material
Adverse Effect.

          (d)  Financial Statements.  The consolidated financial
statements of Performance Guarantor and its consolidated
Subsidiaries dated as of December 31, 1999 and September 30, 2000 heretofore delivered to Recipient have been prepared in
accordance with generally accepted accounting principles
consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of
Performance Guarantor and its consolidated Subsidiaries as of such dates and for the periods ended on such dates.  Since the later of (i) September 30, 2000 and (ii) the last time this
representation was made or deemed made, no event has occurred which would or could reasonably be expected to have a Material
Adverse Effect.

          (e)  Taxes.  Performance Guarantor has filed all United
States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Performance
Guarantor or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  The United States income tax
returns of Performance Guarantor have been audited by the
Internal Revenue Service through the fiscal year ended December
31, 1999.  No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes.  The charges, accruals and reserves on the books of Performance
Guarantor in respect of any taxes or other governmental charges are adequate.

          (f)  Litigation and Contingent Obligations.  Except as
disclosed in the filings made by Performance Guarantor with the
Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of Performance Guarantor's knowledge threatened against or affecting Performance Guarantor or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material
Adverse Effect on (i) the business, properties, condition
(financial or otherwise) or results of operations of
Performance Guarantor and its Subsidiaries taken as a whole, (ii)
the ability of Performance Guarantor to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any of this Undertaking or the rights or remedies of Recipient hereunder.  Performance Guarantor does not have any material
Contingent Obligations not provided for or disclosed in the
financial statements referred to in Section 6(d).

          Section 7.  Subrogation; Subordination.
Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full Performance
Guarantor:  (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the
Administrative Agent or any Lender against the Originator, (b)
hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or
in equity or otherwise) to the claims of Recipient, the
Administrative Agent and the Purchaser against the Originator and all contractual, statutory or legal or equitable rights of
contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States
Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against the Originator that arise from the existence or performance of Performance Guarantor's obligations hereunder, (c) will not claim any setoff, recoupment or
counterclaim against the Originator in respect of any liability of Performance Guarantor to such Originator and (d) waives any benefit of and any right to participate in any collateral
security which may be held by Beneficiaries, the Administrative
Agent or the Purchaser.  The payment of any amounts due with respect to any indebtedness of the Originator now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations.
Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed
Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the
Originator to Performance Guarantor until all of the Guaranteed
Obligations shall have been paid and performed in full.  If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or
outstanding, such amounts shall be collected, enforced and
received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking.  The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.

          Section 8.  Termination of Performance Undertaking.
Performance Guarantor's obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Credit and Security Agreement is
terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed
Obligations is rescinded or must otherwise be restored or
returned upon the bankruptcy, insolvency, or reorganization of the Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking.  No
invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof
purporting to reduce, amend or otherwise affect the Guaranteed
Obligations shall impair, affect, be a defense to or claim
against the obligations of Performance Guarantor under this
Undertaking.

          Section 9.  Effect of Bankruptcy.  This Performance
Undertaking shall survive the insolvency of the Originator and the commencement of any case or proceeding by or against the
Originator under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or
reorganization statutes.  No automatic stay under the federal bankruptcy code with respect to the Originator or other federal, state or other applicable bankruptcy, insolvency or
reorganization statutes to which the Originator is subject shall postpone the obligations of Performance Guarantor under this
Undertaking.

          Section 10.  Setoff.  Regardless of the other means of
obtaining payment of any of the Guaranteed Obligations, Recipient
(and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the
fullest extent permitted by law, to set off and apply any
deposits and other sums against the obligations of Performance
Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this
Undertaking and although such Obligations may be contingent or unmatured.

          Section 11.  Taxes.  All payments to be made by
Performance Guarantor hereunder shall be made free and clear of any deduction or withholding.  If Performance Guarantor is
required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent
necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

          Section 12.  Further Assurances.  Performance Guarantor
agrees that it will from time to time, at the request of
Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request.  Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

          Section 13.  Successors and Assigns.  This Performance
Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and
assigns.    Performance Guarantor may not assign or transfer any
of its obligations hereunder without the prior written consent of each of Recipient and the Administrative Agent. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall
thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Beneficiaries
herein.

          Section 14.  Amendments and Waivers.  No amendment or
waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the
Administrative Agent and Performance Guarantor.  No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          Section 15.  Notices.  All notices and other
communications provided for hereunder shall be made in writing and shall be addressed as follows:  if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to
Recipient, at the addresses set forth beneath its signature
hereto, or at such other addresses as each of Performance
Guarantor or any Recipient may designate in writing to the other.
Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3)
if given by any other means, when received at the address
specified in this Section 15.

          Section 16.  GOVERNING LAW.  THIS UNDERTAKING SHALL BE
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF
NEW YORK (AND NOT THE LAW OF CONFLICTS OTHER THAN SECTION 5-1401
OF THE NEW YORK GENERAL OBLIGATIONS LAW).

          Section 17.  CONSENT TO JURISDICTION.  EACH OF
PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR
NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY
ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS
UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN
CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE
PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES
THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE
HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY
OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY
SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT
SUCH COURT IS AN INCONVENIENT FORUM.

          Section 18.  Bankruptcy Petition.  Performance
Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Recipient, it will not
institute against, or join any other Person in instituting
against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United
States.

          Section 19.  Miscellaneous.  This Undertaking
constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral
security for any of the Guaranteed Obligations.  The provisions of this Undertaking are severable, and in any action or
proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law
affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor's liability under this
Undertaking, then, notwithstanding any other provision of this
Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or
proceeding.  Any provisions of this Undertaking which are
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any
jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise specified, references herein to "Section" shall mean a reference to sections of this Undertaking.

          IN WITNESS WHEREOF, Performance Guarantor has caused
this Undertaking to be executed and delivered as of the date first above written.

                              AIRBORNE, INC.

                              By: ______________________________
                              Name: ____________________________
                              Title:
                              _____________________________

                              Address:
                              3101 Western Avenue
                              Seattle, WA 98121-1043
                              Telephone: (206) 281-1003
                              Fax: (206) 281-1444

                          EXHIBIT VIII

                     FORM OF MONTHLY REPORT

                           [EXHIBIT IX

                      FORM OF CONTRACT(S)]

                         [See Attached]

                            EXHIBIT X

                     FORM OF DELIVERY ORDER

          [On letterhead of the Airborne Credit, Inc.]

                             [Date]

United States Postal Service
[Address]

Attn:  ____________________
Fax No. (___) ______________

     Re:  Post Office Box Number [___________] (the "P.O. Box").

Ladies and Gentlemen:

     We hereby notify you that we have assigned all of our
rights, titles and interests, including, without limitation, all of our rights to control the P.O. Box and/or remove any or all of the items from the P.O. Box to Wachovia Bank, N.A and its
successors and designees.  From the date hereof, immediately upon the receipt of any item in the P.O. Box, please forward all such items to the following address:

          Wachovia Bank, N.A., as Administrative Agent
          191 Peachtree Street
          Mail Stop GA-423
          Atlanta, GA  30303
          Attn:  Elizabeth K. Wagner,
          Asset-Backed Finance
          FAX:  (404) 332- 5152

     We appreciate your cooperation in this matter.

                              Very truly yours,

                              AIRBORNE CREDIT, INC.

                              By:
                              Name:
                              Title:

                           SCHEDULE A

      DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATIVE AGENT

               ON OR PRIOR TO THE INITIAL PURCHASE

     1.   Executed copies of the Receivables Purchase Agreement,
duly executed by the parties thereto.

     2.   Copy of the Resolutions of the Board of Directors of
each Seller Party certified by its Secretary authorizing such
Person's execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

     3.   Articles or Certificate of Incorporation of each Seller
Party certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the initial
Purchase.

     4.   Good Standing Certificate for each Seller Party issued
by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations, each of which is listed below:

     (a)  Seller:

     (b)  Servicer:

     5.   A certificate of the Secretary of each Seller Party
certifying (i) the names and signatures of the officers
authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder and (ii) a copy of such
Person's By-Laws.

     6.   Pre-filing state and federal tax lien, judgment lien
and UCC lien searches against each Seller Party from the
following jurisdictions:

     (a)  Seller:

     (b)  Servicer:

     7.   Time stamped receipt copies of proper financing
statements, duly filed under the UCC on or before the date of the initial Purchase in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this
Agreement.

     8.   Time stamped receipt copies of proper UCC termination
statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or
Related Security previously granted by Seller.

     9.   [Reserved].

     10.  A favorable opinion of legal counsel for the Seller
Parties  reasonably acceptable to the Administrative Agent which addresses the following matters and such other matters as the
Administrative Agent may reasonably request:

     (a)  due authorization, execution, delivery, enforceability and other corporate matters of the Seller Parties and the
Originator as to the Transaction Documents;

     (b)  The creation of a first priority perfected security
interest in favor of the Purchaser in (1) all of the Receivables and Related Security (and including specifically any undivided interest therein retained by the Seller hereunder), the
Receivables Sale Agreement and other Transaction Documents and
(2) all proceeds of any of the foregoing;

     (c)  The existence of a "true sale" of the Receivables from the Originator to the Seller under the Receivables Sale
Agreement;

    (d)  The inapplicability of the doctrine of substantive
consolidation to the Seller and the Originator  in connection with any bankruptcy proceeding involving any Seller Party; and

     (e)  Such other matters as such other matters as the
Administrative Agent, acting on behalf of the Purchaser, may reasonably request.

    11.  A Compliance Certificate.

     12.  The Fee Letter.

     13.  A Monthly Report as at November 30, 2000.

     14.  Executed copies of (i) all consents from and
authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement.

     15.  Executed copies of Delivery Orders for each Lock-Box.

     16.  If applicable, a direction letter executed by each of the Seller Parties authorizing the Administrative Agent and Blue
Ridge, and directing warehousemen to allow the Administrative
Agent and Blue Ridge to inspect and make copies from such Seller
Party's books and records maintained at off-site data processing or storage facilities.

     17.  The Liquidity Agreement, duly executed by each of the parties thereto.

     18.  If applicable, for each Liquidity Bank that is not
incorporated under the laws of the United States of America, or a state thereof, two duly completed copies of United States
Internal Revenue Service Form W-8BEN or W-8ECI, as applicable, certifying in either case that such Liquidity Bank is entitled to receive payments under the Agreement without deduction or
withholding of any United States federal income taxes.